                                                                     EXHIBIT 2.1
                                                                     -----------








                          AGREEMENT AND PLAN OF MERGER

                                  by and among

                              MAC-GRAY CORPORATION

                                   ("Parent"),

                              MI ACQUISITION CORP.

                                    ("Sub"),

                              INTIRION CORPORATION

                                   ("Company")

                                       and

                                ROBERT P. BENNETT



                          Dated as of December 22, 1997

                          AGREEMENT AND PLAN OF MERGER

                                      INDEX
                                      -----


SECTION 1.   THE MERGER...........................................................................1
             1.1   The Merger.....................................................................1
             1.2   Closing........................................................................1
             1.3   Effective Time.................................................................2
             1.4   Effects of the Merger..........................................................2
             1.5   Certificate of Incorporation and By-laws of the Surviving Corporation..........2
             1.6   Board of Directors and Officers of Surviving Corporation.......................2
             1.7   Income Tax Treatment of the Merger.............................................2
             1.8   Conversion of Company Capital Stock, Warrants and Options......................2
             1.9   Merger Consideration...........................................................4
             1.10  Exchange of Certificates.......................................................6
             1.11  Dissenters' Rights.............................................................7
             1.12  Escrow of Shares...............................................................8
             1.13  Accounting Consequences........................................................8

SECTION 2.   REPRESENTATIONS AND WARRANTIES OF THE COMPANY........................................8
             2.1   Making of Representations and Warranties.......................................8
             2.2   Organization and Qualifications of the Company.................................8
             2.3   Capital Stock of the Company; Beneficial Ownership.............................8
             2.4   Subsidiaries...................................................................9
             2.5   Authority of the Company.......................................................9
             2.6   Leased Real Property..........................................................10
             2.7   Financial Statements..........................................................11
             2.8   Taxes.........................................................................11
             2.9   Collectibility of Accounts Receivable.........................................12
             2.10  Inventories...................................................................12
             2.11  Absence of Certain Changes....................................................13
             2.12  Ordinary Course...............................................................14
             2.13  Banking Relations.............................................................14
             2.14  Intellectual Property.........................................................14
             2.15  Contracts.....................................................................15
             2.16  Litigation....................................................................16
             2.17  Compliance with Laws..........................................................17
             2.18  Insurance.....................................................................17
             2.19  Warranty or Other Claims......................................................17
             2.20  Powers of Attorney............................................................17
             2.21  Finder's Fee..................................................................17
             2.22  Permits; Burdensome Agreements................................................17
             2.23  Corporate Records; Copies of Documents........................................17
             2.24  Transactions with Interested Persons..........................................18
             2.25  Employee Benefit Programs.....................................................18
             2.26  Environmental Matters.........................................................20
             2.27  List of Directors and Officers................................................21
             2.28  Net Operating Loss............................................................21


                                                                           Page
                                                                           ----

             2.29  Non-Foreign Status........................................21
             2.30  Backlog...................................................21
             2.31  Employees; Labor Matters..................................21
             2.32  Customers, Distributors and Suppliers.....................22
             2.33  Transfer of Shares........................................22
             2.34  Stock Repurchase..........................................22
             2.35  Pooling Matters...........................................22
             2.36  Disclosure................................................22
             2.37  Government Contracts......................................22

SECTION 3.   [Intentionally Omitted].........................................23



SECTION 4.   COVENANTS OF THE COMPANY AND THE PRINCIPAL
                  STOCKHOLDER................................................23
             4.1   Making of Covenants and Agreements........................23
             4.2   Conduct of Business.......................................23
             4.3   Authorization from Others.................................24
             4.4   Notice of Default.........................................24
             4.5   Consummation of Agreement.................................24
             4.6   Cooperation of the Company and Principal Stockholder......24
             4.7   No Solicitation of Other Offers...........................24
             4.8   Confidentiality...........................................25
             4.9   Company Stockholder Meeting...............................25
             4.10  Tax-Free Treatment........................................25
             4.11  Tax Returns...............................................25
             4.12  Filing Cooperation........................................26

SECTION 5.   REPRESENTATIONS AND WARRANTIES OF PARENT........................26
             5.1   Making of Representations and Warranties..................26
             5.2   Organization and Qualifications of Parent.................26
             5.3   Capital Stock of Parent...................................26
             5.4   Authority of Parent.......................................26
             5.5   Financial Statements......................................27
             5.6   SEC Filings...............................................27
             5.7   Pooling Matters...........................................28
             5.8   Absence of Certain Changes................................28
             5.9   Litigation................................................28
             5.10  Finder's Fee..............................................28
             5.11  Disclosure................................................28

SECTION 6.   COVENANTS OF PARENT.............................................28
             6.1   Making of Covenants and Agreement.........................28
             6.2   Public Announcements and Confidentiality..................28
             6.3   Tax-Free Treatment........................................29
             6.4   Authorization from Others.................................29


                                                                           Page
                                                                           ----

             6.5   Notice of Default.........................................29
             6.6   Consummation of Agreement.................................29
             6.7   Cooperation of Parent.....................................29
             6.8   Prior Service Credit......................................29

SECTION 7.   ADDITIONAL AGREEMENTS...........................................29
             7.1   Regulatory Matters........................................29
             7.2   Affiliates and Related Agreements; Registration Rights
                   Agreement; Publication of Combined Financial Results......30
             7.3   Filings Under Hart-Scott-Rodino Act.......................31
             7.4   Pooling Accounting Treatment..............................31

SECTION 8.   CONDITIONS......................................................31
             8.1   Conditions to the Obligations of  the Parties.............31
             8.2   Conditions to the Obligations of Parent and Sub...........32
             8.3   Conditions to Obligations of the Company..................34

SECTION 9.   TERMINATION OF AGREEMENT; RIGHTS TO PROCEED.....................35
             9.1   Termination...............................................35
             9.2   Effect of Termination.....................................35
             9.3   Right to Proceed..........................................35

SECTION 10.  INDEMNIFICATION.................................................35
             10.1  Survival..................................................35
             10.2  Obligation of the Stockholders to Indemnify...............36
             10.3  Limitations on Indemnification by Stockholders............36
             10.4  Indemnification by Parent.................................36
             10.5  Limitation on Indemnification by Parent...................37
             10.6  Notice; Defense of Claims.................................37
             10.7  Sole Remedy...............................................38

SECTION 11.  MISCELLANEOUS...................................................38
             11.1  Alternative Structure.....................................38
             11.2  Fees and Expenses.........................................38
             11.3  Governing Law.............................................38
             11.4  Notices...................................................38
             11.5  Entire Agreement..........................................39
             11.6  Assignability; Binding Effect.............................40
             11.7  Captions and Gender.......................................40
             11.8  Execution in Counterparts.................................40
             11.9  Amendments................................................40
             11.10 Publicity and Disclosures.................................40
             11.11 Consent to Jurisdiction...................................40
             11.12 Specific Performance......................................40
             11.13 Company's Knowledge.......................................40

                         AGREEMENT AND PLAN OF MERGER
                         ----------------------------


     This AGREEMENT AND PLAN OF MERGER (the "Agreement") is made and entered
                                             ---------
into as of December 22, 1997 by and among Mac-Gray Corporation, a Delaware corporation ("Parent"), MI Acquisition Corp., a newly-formed Delaware
              ------
corporation and wholly-owned subsidiary of Parent ("Sub"), Intirion Corporation,
                                                    ---
a Delaware corporation (the "Company"), and Robert P. Bennett (the "Principal
                             -------                                ---------
Stockholder").
-----------

     WHEREAS, the equityholders of the Company set forth on Exhibit A hereto
                                                            ---------
(the "Stockholders") own all of the issued and outstanding capital stock of the
      ------------
Company (the "Company Capital Stock"), all of the outstanding warrants to
              ---------------------
purchase shares of Company Capital Stock (the "Warrants") and all of the
                                               --------
outstanding options to purchase shares of Company Capital Stock (the "Options").
                                                                      -------

     WHEREAS, the Board of Directors of the Company has determined that the merger of Sub with and into Company (the "Merger"), upon the terms and subject
                                          ------
to the conditions set forth herein, is fair to and in the best interests of the Stockholders, and such Board of Directors has resolved to approve this Agreement and the transactions contemplated hereby and to recommend approval and adoption of this Agreement and approval of the Merger by the Stockholders;

     WHEREAS, the Board of Directors of Parent has determined that the Merger, upon the terms and subject to the conditions set forth herein, is fair to and in the best interests of the stockholders of Parent and has approved this Agreement and the transactions contemplated hereby, including the Merger;

     WHEREAS, the Board of Directors of Sub has determined that the Merger, upon the terms and subject to the conditions set forth herein, is fair to and in the best interests of the stockholder of Sub and such Board of Directors has approved and such stockholder has approved this Agreement and the transactions contemplated hereby;

     NOW, THEREFORE, in consideration of the mutual representations, warranties and agreements, and upon the terms and subject to the conditions, herein set forth, the parties hereto hereby agree as follows:

SECT0ON 1.  THE MERGER.

     1.1    The Merger .  Upon the terms and subject to the conditions set forth
            ----------
in this Agreement, and in accordance with the General Corporation Law of the State of Delaware (the "DGCL"), Sub shall be merged with and into the Company at
                        ----
the Effective Time (as defined in Section 1.3). At the Effective Time, the separate existence of Sub shall cease and the Company shall continue as the surviving corporation (the "Surviving Corporation").
                            ---------------------

     1.2    Closing.  Unless this transaction shall have been terminated in
            -------
accordance with Section 9 hereof or otherwise abandoned, the closing of the Merger (the "Closing") shall take place at the offices of Goodwin, Procter &
             -------
Hoar LLP, commencing at 9:00 a.m. on the date that is three (3) business days after the conditions to closing set forth in Section 8 hereof are satisfied or, if applicable, waived, or as otherwise mutually agreed to by the Company and Parent (the "Closing Date"). Except as otherwise expressly provided in this
             ------------
Agreement or in any document contemplated by this Agreement, all matters at the Closing shall be considered to take place simultaneously and no delivery of any documents shall be deemed complete until all transactions and deliveries of documents are completed.

     1.3    Effective Time.  As soon as practicable on the Closing Date, the
            --------------
parties hereto shall file with the Secretary of State of the State of Delaware a certificate of merger in the form prepared by or on behalf of Parent, subject to the reasonable approval of the Company and consistent with this Agreement (the

"Merger Certificate").  The Merger shall become effective at such time as the
-------------------
Merger Certificate has been duly filed with the Secretary of State of the State of Delaware (the "Effective Time").
                  --------------

     1.4    Effects of the Merger. The Merger shall have the effects set forth
            ---------------------
in the applicable provisions of the DGCL (or any successor provisions thereof).

     1.5    Certificate of Incorporation and By-laws of the Surviving
            ----------------------------------------------------------
Corporation.
-----------

            (a) Except as otherwise provided in the Merger Certificate, at the Effective Time, the Certificate of Incorporation of Sub as in effect at the Effective Time shall be the Certificate of Incorporation of the Surviving Corporation until duly amended in accordance with applicable law and such Certificate of Incorporation.

            (b) At the Effective Time, the By-laws of Sub as in effect at the Effective Time shall be the By-laws of the Surviving Corporation until duly amended in accordance with applicable law, the Certificate of Incorporation of the Surviving Corporation and such By-laws.

     1.6    Board of Directors and Officers of Surviving Corporation.  From and
            --------------------------------------------------------
after the Effective Time, the Board of Directors of the Surviving Corporation will consist of such persons as will have been designated by Parent in the Merger Certificate, each such Director to hold office, subject to the applicable provisions of the Certificate of Incorporation and the By-laws of the Surviving Corporation, until the next annual meeting of stockholders of the Surviving Corporation and until his or her successor shall be duly elected or appointed and qualified. From and after the Effective Time, the officers of the Surviving Corporation will consist of such persons as will have been designated by Parent in the Merger Certificate, such persons to hold office until their respective successors are duly elected or appointed and qualified. If, at or after the Effective Time, a vacancy shall exist in the Board of Directors or in any of the offices of the Surviving Corporation by reason of death or inability to act, or for any other reason, such vacancy may be filled in the manner provided in the By-laws of the Surviving Corporation.

     1.7    Income Tax Treatment of the Merger.  It is intended that the Merger
            ----------------------------------
will be treated as a tax-free reorganization described in (S)368(a)(2)(E) of the Internal Revenue Code of 1986, as amended (the "Code"). All parties to this
                                                ----
Agreement agree to report the aforementioned transactions, for all purposes, consistently with the foregoing.

     1.8    Conversion of Company Capital Stock, Warrants and Options .  Except
            ---------------------------------------------------------
as otherwise provided herein, at the Effective Time, the manner and the basis of converting the Company Capital Stock, the Warrants, the Options and the Sub Common Stock (as defined below) shall be as provided below in this Section 1.8:

            (a) Each share of the Company's Senior Redeemable Preferred Stock, par value $.01 per share (the "Senior Stock"), issued and outstanding
                               ------------
immediately prior to the Effective Time (other than (i) shares of the Senior Stock held in the Company's treasury or directly or indirectly by Parent or the Company or any of their respective Subsidiaries (as defined in Section 2.4), which shares shall be canceled pursuant to Section 1.8(j), and (ii) Dissenting Shares (as defined in Section 1.11 hereof)) shall, by virtue of the Merger and without any action on the part of the Sub, the Company or the Stockholders, be canceled and be converted automatically into and represent solely the right to receive (x) that fraction of common stock, par value $.01 per share, of Parent ("Parent Common Stock") the numerator of which is the Senior Stock Consideration
  -------------------
(as defined
in Section 1.9(a) hereof) and the denominator of which equals the aggregate number of shares of Senior Stock issued and outstanding immediately prior to the Effective Time and (y) an amount in cash equal to Senior Cash Consideration (as defined in Section 1.9(a) hereof) divided by the aggregate number of shares of Senior Stock issued and outstanding immediately prior to the Effective Time.

            (b) Each share of the Company's Series A Redeemable Convertible Preferred Stock, par value $.01 per share (the "Series A Stock"), issued and
                                                --------------
outstanding immediately prior to the Effective Time (other than (i) shares of the Series A Stock held in the Company's treasury or directly or indirectly by Parent or the Company or any of their respective Subsidiaries, which shares shall be canceled pursuant to Section 1.8(j) and (ii) Dissenting Shares) shall, by virtue of the Merger and without any action on the part of the Sub, the Company or the Stockholders, be canceled and be converted automatically into and represent solely the right to receive that fraction of Parent Common Stock the numerator of which equals the Series A Consideration (as defined in Section 1.9(b)(i) hereof) and the denominator of which equals the aggregate number of shares of Series A Stock issued and outstanding immediately prior to the Effective Time.

            (c) Each share of common stock, par value $.01 per share, of the Company (the "Common Stock") issued and outstanding immediately prior to the
              ------------
Effective Time (other than (i) shares of the Common Stock held in the Company's treasury or directly or indirectly by Parent or the Company or any of their respective Subsidiaries, which shares shall be canceled pursuant to Section 1.8(j), and (ii) Dissenting Shares) shall, by virtue of the Merger and without any action on the part of the Sub, the Company or the Stockholders, be canceled and be converted automatically into and represent solely the right to receive that fraction of Parent Common Stock the numerator of which equals the Common Stock Consideration (as defined in Section 1.9(b)(ii) hereof) and the denominator of which equals the aggregate number of shares of Common Stock issued and outstanding immediately prior to the Effective Time.

            (d) Each Warrant to purchase one or more shares of Common Stock at a price of $12.50 per share (the "$12.50 Warrants") issued and outstanding
                                  ---------------
immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of the Sub, the Company or the Stockholders, be canceled and be converted automatically into and represent solely the right to receive that number of shares of Parent Common Stock equal to the $12.50 Warrant Consideration (as defined in Section 1.9(b)(iii) hereof) multiplied by a fraction, the numerator of which is the total number of shares of Common Stock for which such $12.50 Warrant is exercisable, and the denominator of which is equal to the aggregate number of shares of Common Stock for which all of the $12.50 Warrants are exercisable, in each case immediately prior to the Effective Time.

            (e) Each Warrant to purchase one or more shares of Common Stock at a price of $5.00 per share (the "$5.00 Warrants") issued and outstanding
                                 --------------
immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of the Sub, the Company or the Stockholders, be canceled and be converted automatically into and represent the right to receive that number of shares of Parent Common Stock equal to the $5.00 Warrant Consideration (as defined in Section 1.9(b)(iv) hereof) multiplied by a fraction, the numerator of which is the total number of shares of Common Stock for which such $5.00 Warrant is exercisable and the denominator of which is equal to the aggregate number of shares of Common Stock for which all of the $5.00 Warrants are exercisable, in each case immediately prior to the Effective Time.

          (f)  [Intentionally Omitted]

          (g) Each outstanding Warrant, other than the $12.50 Warrants and the $5.00 Warrants (the "Miscellaneous Warrants"), and Option that is convertible or
                     ----------------------
exercisable, as the case may be, into one or more shares of Common Stock immediately prior to or at the Effective Time shall, by virtue of the Merger and without any action on the part of the Sub, the Company or the Stockholders, be canceled and be converted automatically into and represent solely the right to receive that number of shares of Parent Common Stock equal to the Option/Warrant Consideration (as defined in Section 1.9(b)(v) hereof) multiplied by a fraction, the numerator of which is the Individual Option/Warrant Value (as defined below) of such Option or Miscellaneous Warrant, as the case may be, and the denominator of which is the Total Option/Warrant Value (as defined below), in each case immediately prior to or at the Effective Time. For purposes of this Section 1.8(g), (i) "Individual
                                                                    ----------
Option/Warrant Value" means, with respect to each Miscellaneous Warrant and
--------------------
Option that is convertible or exercisable, as the case may be, into one or more shares of Common Stock immediately prior to or at the Effective Time, an amount equal to the product of (A) the remainder of 16.4806 minus the conversion or exercise price per share, as the case may be, of such Miscellaneous Warrant or Option multiplied by (B) the number of shares of Common Stock for which such Miscellaneous Warrant or Option is then convertible or exercisable, as the case may be, and (ii) "Total Option/Warrant Value" means an amount equal to the sum
                  --------------------------
of all of the Individual Option/Warrant Values.

            (h) Each issued and outstanding share of common stock, par value $.01 per share, of Sub (the "Sub Common Stock") shall, by virtue of the Merger
                             ----------------
and without any action on the part of Parent or Sub, be converted into one (1) fully paid and nonassessable share of common stock of the Surviving Corporation. From and after the Effective Time, each outstanding certificate theretofore representing shares of Sub Common Stock shall be deemed for all purposes to evidence ownership of and to represent the number of shares of common stock of the Surviving Corporation into which such shares of Sub Common Stock shall have been converted. Promptly after the Effective Time, the Surviving Corporation shall issue to Parent a stock certificate representing 1,000 shares of common stock, par value $.01 per share, of the Surviving Corporation in exchange for the certificate or certificates which formerly represented 1,000 shares of Sub Common Stock, which certificate or certificates shall thereupon be canceled.

            (i) All of the certificates and agreements representing shares of Company Capital Stock, Warrants or Options (collectively, "Certificates"), by
                                                           ------------
virtue of the Merger and without any action on the part of the Stockholders or the Company, shall be deemed to be no longer outstanding, shall not be transferable on the books of the Surviving Corporation, and shall represent solely the right to receive the consideration determined pursuant to this
Section 1.8.

            (j) Each share of Company Capital Stock held in the Company's treasury or directly or indirectly owned by the Company, Parent or by any of their respective subsidiaries shall automatically be canceled and retired and shall cease to exist, and no cash or other consideration shall be delivered or deliverable in exchange therefor.

            (k) No fractions of a share of Parent Common Stock shall be issued in the Merger, but, in lieu thereof, each Stockholder shall, upon surrender of such Stockholder's Certificate or Certificates, be entitled to receive an amount of cash (without interest and rounded to the nearest cent) equal to $15.00 multiplied by the fractional share interest to which such Stockholder would otherwise be entitled.

            (l) The actual number of shares of Parent Common Stock deliverable at or after the Effective Time to the Stockholders shall be subject to the escrow of shares of Parent Common Stock referred to in Section 1.12 hereof.

     1.9    Merger Consideration.
            --------------------

            (a) At the Effective Time, Parent shall (i) subject to Sections 1.8(k), 1.11 and 1.12 hereof, issue to the Stockholders, other than the holders of the Senior Stock, 1,317,837 shares of Parent Common Stock, which shares shall be allocated pursuant to Section 1.9 below and (ii) issue and pay to the holders of the Senior

Stock a combination of shares of Parent Common Stock (based on a price per share equal to $15.00) and cash that together shall have an aggregate value equal to the product of (x) $51.6045 multiplied by (y) the aggregate number of shares of Senior Stock issued and outstanding immediately prior to the Effective Time, provided that such value shall not exceed $5,160,450 ((i) and (ii) together, the "Merger Consideration"). The amount of cash to be paid to the holders of the
 --------------------
Senior Stock pursuant to clause (ii) above shall be the lesser of (I) $1,032,090 or (II) 68,806 multiplied by the per share closing price of Parent Common Stock on the NYSE on the trading day immediately preceding the Closing Date as reported in The Wall Street Journal (the "Senior Cash Consideration"), and the
                                          -------------------------
number of shares of Parent Common Stock to be issued to the holders of the Senior Stock pursuant to clause (ii) above shall, subject to Sections 1.8(k) and
1.12 hereof, be equal to the remainder of 344,030 less the quotient that is
                                                  ----
obtained when the Senior Cash Consideration is divided by 15 (the "Senior Stock
                                                                   ------------
Consideration").
-------------

            (b) At least one business day prior to the Closing Date, Parent and the Company shall jointly calculate the allocation of the Merger Consideration among the holders of Series A Stock, Common Stock, $12.50 Warrants, $5.00 Warrants, Miscellaneous Warrants and Options in accordance with subsections (i) through (vi) below.

                 (i) The number of shares of Parent Common Stock allocated to the Series A Stock shall be 1,317,837 multiplied by a fraction, the numerator of which is the number of shares of Common Stock into which the shares of Series A Stock issued and outstanding immediately prior to the Effective Time are convertible multiplied by 16.4806 (such numerator, the "Series A Stock Value") and the denominator of which is the Total Intirion
      --------------------
     Common Equivalent Value (as defined in subsection 1.9(b)(vi) hereof) (the "Series A Consideration").
      ----------------------

                 (ii) The number of shares of Parent Common Stock allocated to the Common Stock shall be 1,317,837 multiplied by a fraction, the numerator of which is the number of shares of Common Stock issued and outstanding immediately prior to the Effective Time multiplied by 16.4806 (such numerator, the "Common Stock Value") and the denominator of which is the
                     ------------------
     Total Intirion Common Equivalent Value (the "Common Stock Consideration").
                                                  --------------------------

                 (iii) The number of shares of Parent Common Stock allocated to the $12.50 Warrants shall be 1,317,837 multiplied by a fraction, the numerator of which is 3.9806 multiplied by the number of shares of Common Stock into which the $12.50 Warrants issued and outstanding immediately prior to the Effective Time are convertible (such numerator, the "$12.50
                                                                       ------
     Warrant Value") and the denominator of which is the Total Intirion Common
     -------------
     Equivalent Value (the "$12.50 Warrant Consideration").
                            ----------------------------

                 (iv) The number of shares of Parent Common Stock allocated to the $5.00 Warrants shall be 1,317,837 multiplied by a fraction, the numerator of which is 11.4806 multiplied by the number of shares of Common Stock into which the $5.00 Warrants issued and outstanding immediately prior to the Effective Time are convertible (such numerator, the "$5.00
                                                                       -----
     Warrant Value") and the denominator of which is the Total Intirion Common
     -------------
     Equivalent Value (the "$5.00 Warrant Consideration").
                            ---------------------------

                 (v) The number of shares of Parent Common Stock allocated to the Miscellaneous Warrants and the Options shall be 1,317,837 multiplied by a fraction, the numerator of which is the Total Option/Warrant Value and the denominator of which is the Total Intirion Common Equivalent Value (the "Option/Warrant Consideration").
      -----------------------------

                 (vi)   For purposes of this Agreement, "Total Intirion Common
                                                         ---------------------
     Equivalent Value" means the sum of the following: (A) the Series A Stock
     ----------------
     Value, (B) the Common Stock Value, (C) the $12.50 Warrant Value, (D) the $5.00 Warrant Value and (E) the Total Option/Warrant Value immediately prior to the Effective Time.

            (c) If, between the date of this Agreement and the Effective Time, the outstanding shares of Parent Common Stock are changed into a different number of shares or a different class by reason of any reclassification, recapitalization, split-up, stock dividend, stock combination, exchange of shares or readjustment, the Merger Consideration and the allocation thereof pursuant to this Section 1.9 shall be correspondingly adjusted.

     1.10   Exchange of Certificates.
            ------------------------

            (a) As of the Effective Time, Parent shall deposit, or shall cause to be deposited, with a bank or trust company selected by Parent, which may be the Parent's transfer agent (the "Exchange Agent"), for the benefit of the
                                  --------------
holders of Certificates, for exchange in accordance with this Section 1.10, (i) certificates representing shares of Parent Common Stock issuable pursuant to
Section 1.8 hereof (as reduced on a pro rata basis by the number of shares of Parent Common Stock placed in escrow pursuant to Section 1.12 hereof) in exchange for the outstanding shares of the Company Capital Stock, the Warrants and the Options and (ii) cash sufficient to meet Parent's obligations under
Section 1.8 with respect to the Senior Stock and fractional shares (such cash and certificates being referred to herein as the "Exchange Fund").
                                                  -------------

            (b) As soon as practicable after the Effective Time, and in no event later than five business days thereafter, the Exchange Agent shall mail to each holder of record of a Certificate a form letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificate shall pass, only upon delivery of the Certificate to the Exchange Agent) and instructions for use in effecting the surrender of the Certificate in exchange for (i) the number of shares of Parent Common Stock and (ii) the amount of cash representing payment for any shares of Senior Stock represented by such Certificate and the payment for fractional shares pursuant to Section 1.8 hereof, which, together constitute the Merger Consideration into which the shares of the Company Capital Stock, Warrant or Option represented by such Certificate shall have been converted pursuant to this Agreement. Upon surrender of a Certificate for exchange and cancellation to the Exchange Agent, together with such letter of transmittal, duly executed, the holder of such Certificate shall be entitled to receive in exchange therefor (x) a certificate representing that number of whole shares of Parent Common Stock which such holder has the right to receive in respect of the Certificate surrendered pursuant to the provisions of Section 1.8 hereof (as reduced on a pro rata basis by the number of shares of Parent Common Stock placed in escrow pursuant to Section 1.12 hereof) and (y) a check representing the amount of cash (1) for any shares of Senior Stock represented by such Certificate and (2) in lieu of any fractional share interest, if any, in accordance with Section 1.8 hereof, and the Certificate so surrendered shall forthwith be canceled. No interest will be paid or accrued to or for the benefit of holders of Certificates on the cash representing the Merger Consideration.

            (c) If any certificate representing shares of Parent Common Stock is to be issued in a name other than that in which the Certificate surrendered in exchange therefor is registered, it shall be a condition of the issuance thereof that the Certificate so surrendered shall be properly endorsed (or accompanied by an appropriate instrument of transfer) and otherwise in proper form for transfer, and that the person requesting such exchange shall pay to the Exchange Agent in advance any transfer or other taxes required by reason of the issuance of a certificate representing shares of Parent Common Stock in any name other than that of the registered holder of the Certificate surrendered, or required for any other reason, or shall establish to the reasonable satisfaction of the Exchange Agent that such tax has been paid or is not payable. Until surrendered as contemplated by this Section, each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the Merger Consideration. Any fractional share checks which a holder of Company Capital Stock shall be entitled to receive in exchange for a Certificate will be delivered to such stockholder only upon delivery of the Certificate to the Exchange Agent. No interest will be paid or accrued on any such fractional share checks to which the holder of such shares of Company Capital Stock may be entitled to receive upon such delivery.

            (d) After the Effective Time, the stock transfer books of the Company shall be closed and there shall be no further transfers on the stock transfer books of the Company of the shares of the Company Capital Stock, the Warrants or the Options which were issued and outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates representing such shares of the Company Capital Stock, the Warrants or the Options are presented for transfer to the Exchange Agent, they shall be canceled and exchanged for the Merger Consideration into which the shares of the Company Capital Stock, the Warrants or the Options represented by such Certificates shall have been converted pursuant to this Agreement.

            (e) Any portion of the Exchange Fund that remains unclaimed by the stockholders of the Company for nine months after the Effective Time shall be paid to Parent. Any stockholders of the Company who have not theretofore complied with this Section 1.10 shall thereafter look only to Parent for delivery of the Merger Consideration deliverable in respect of each share of the Company Capital Stock, Warrants or Options that such stockholder holds as determined pursuant to this Agreement, without any interest thereon. Notwithstanding the foregoing, none of the Parent, the Company, the Exchange Agent nor any other person shall be liable to any former holder of shares of the Company Capital Stock or of Warrants or Options for any amount properly delivered to a public official pursuant to applicable abandoned property, escheat or similar laws.

            (f) In the event any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by Parent or the Exchange Agent, upon the posting by such person of a bond in such amount as Parent or the Exchange Agent may direct as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Certificate, the Merger Consideration deliverable in respect thereof pursuant to this Agreement.

     1.11   Dissenters' Rights.
            ------------------

            (a) Notwithstanding anything in this Agreement to the contrary and unless otherwise provided by applicable law, shares of Senior Stock, Series A Stock and Common Stock that are issued and outstanding immediately prior to the Effective Time and that are owned by Stockholders who in accordance with Section 262 of the DGCL have properly exercised and perfected their rights of appraisal (the "Dissenting Shares"), shall not be converted into the right to receive the
      -----------------
Merger Consideration, unless and until such Stockholders shall have failed to perfect or shall have effectively withdrawn or lost their right of appraisal and payment under applicable law. If any such Stockholder shall have failed to perfect or shall have effectively withdrawn or lost such right of appraisal, each share of Senior Stock, Series A Stock and Common Stock held by such Stockholder shall thereupon be deemed to have been converted into the right to receive and become exchangeable for, at the Effective Time, the Merger Consideration pursuant to Section 1.8 hereof. Holders of shares of Senior Stock, Series A Stock and Common Stock who become entitled pursuant to the provisions of the DGCL to payment for such shares under the provisions thereof shall receive payment from the Surviving Corporation and such shares shall be canceled.

            (b) The Company shall give Parent (i) prompt notice of any demands for appraisal received by the Company, withdrawals of such demands, and any other instruments served in connection with such demands pursuant to the DGCL and received by the Company and (ii) the opportunity to direct all negotiations and proceedings with respect to demands for appraisal under the DGCL consistent with the obligations of the Company thereunder. The Company shall not, except with the prior written consent of Parent, (x) make any payment with respect to any demands for appraisal, (y) offer to settle or settle any such demands or (z) waive any failure to timely deliver a written demand for appraisal in accordance with the DGCL.

     1.12   Escrow of Shares.    At the Effective Time, Parent shall deposit 10%
            ----------------
of the total number of shares of Parent Common Stock comprising the Merger Consideration (after subtracting (i) the shares that would otherwise be allocable to holders of Dissenting Shares and (ii) the fractional shares of Parent Common Stock paid in cash pursuant to Section 1.8(k)) with State Street Bank and Trust Company, as escrow agent (the "Escrow Agent"), to be held and
                                             -------------
disbursed by such agent in accordance with the form of escrow agreement (the

"Escrow Agreement") attached hereto as Exhibit B.  Such shares shall be deducted
-----------------                      ---------
pro rata from the shares allocable to each former holder of Company Capital Stock, Warrants and Options.

     1.13   Accounting Consequences.  It is intended by the parties hereto
            -----------------------
that the Merger shall qualify for accounting treatment as a pooling of interests transaction.


SECTION 2.    REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

     2.1    Making of Representations and Warranties.  As a material inducement
            ----------------------------------------
to Parent and Sub to enter into this Agreement and consummate the transactions contemplated hereby, the Company hereby makes to Parent and Sub the representations and warranties contained in this Section 2.

     2.2    Organization and Qualifications of the Company.  The Company is a
            ----------------------------------------------
corporation duly organized, validly existing and in good standing under the laws of State of Delaware with full corporate power and authority to own or lease its properties and to conduct its business in the manner and in the places where such properties are owned or leased or such business is currently conducted or proposed to be conducted. The copies of the Company's Certificate of Incorporation, as amended to date (the "Company Certificate of Incorporation"),
                                        ------------------------------------
and of the Company's by-laws, as amended to date, and heretofore delivered to Parent's counsel, are complete and correct, and no amendments thereto are pending. The Company is not in violation of any term of the Company Certificate of Incorporation or By-laws. The Company is duly qualified to do business as a foreign corporation in each jurisdiction where the nature of its properties or the conduct of its business makes its qualification so necessary, except where the failure to be so qualified would not have a material adverse effect on the business, assets, properties, results of operations or condition (financial or otherwise) (a "Material Adverse Effect") of the Company.
               -----------------------

     2.3    Capital Stock of the Company; Beneficial Ownership.
            --------------------------------------------------

            (a) The authorized capital stock of the Company consists of (i) 200,000 shares of Preferred Stock of which 100,000 shares have been designated Senior Stock and 40,000 shares have been designated Series A Stock and (ii) 2,500,000 shares of Common Stock. As of the date hereof 100,000 shares of Senior Stock, 40,000 shares of Series A Stock and 759,688 shares of Common Stock are issued, outstanding, fully paid and non assessable and 18,180 shares of Common Stock are held in treasury. No shares of capital stock of the Company are reserved for issuance upon exercise of outstanding Options, Warrants or
otherwise except as set forth on Schedule 2.3 attached hereto.   The names of
                                 ------------
the warrantholders and optionees, the date of each Warrant or Option, the number of shares subject to each such Warrant or Option, the expiration date of each such Warrant or Option and the price at which each such Warrant or Option may be exercised are set forth on Schedule 2.3 hereto. Except as set forth above and
                           ------------
on Schedule 2.3 attached hereto, there are no outstanding Options,
   ------------

Warrants, rights, commitments, preemptive rights or agreements of any kind for the issuance or sale of, or outstanding securities convertible into, any additional shares of capital stock of the Company. None of the Company Capital Stock has been issued in violation of any federal or state law. Except as set forth in the Schedule 2.3 attached hereto, there are no voting trusts, voting
             ------------
agreements, proxies or other agreements, instruments or undertakings with respect to the voting of the Company Capital Stock to which the Company or any of the Stockholders is a party.

            (b)  Exhibit A hereto sets forth a true and correct list of all of
                 ---------
the holders of record of all of the issued and outstanding shares of Company Capital Stock and all of the outstanding Warrants and Options, including the numbers and class of shares held by each holder and the number of shares subject to each Warrant and Option held by each holder.

     2.4    Subsidiaries.  The Company has no Subsidiaries (as hereinafter
            ------------
defined) and, except for MFI Leasing, Inc., a Delaware corporation ("MFI"), has never had any Subsidiary or owned a direct or indirect interest in any trust, partnership, corporation or other business organization. Except for certain assets acquired by MFI that were held for no more than five days and were all transferred to the Company, MFI has never owned any assets and MFI has never conducted any business or operations of any kind. As used in this Agreement, the term "Subsidiary" means, with respect to any party, any corporation or other organization, whether incorporated or unincorporated, of which (i) such party or any other Subsidiary of such party is a general partner (excluding partnerships, the general partnership interests of which held by such party or any Subsidiary of such party do not constitute a majority of the voting interest in such partnership) or (ii) at least a majority of the securities or other interests having by their terms ordinary voting power to elect a majority of the Board of Directors or others performing similar functions with respect to such corporation or other organizations is directly or indirectly owned or controlled by such party or by any one or more of its Subsidiaries, or by such party and one or more of its Subsidiaries.

     2.5    Authority of the Company.  The Company has full right, authority and
            ------------------------
power to enter into this Agreement and each agreement, document and instrument to be executed and delivered by the Company pursuant to this Agreement and to carry out the transactions contemplated hereby. The execution, delivery and performance by the Company of this Agreement and each such other agreement, document and instrument have been duly authorized by all necessary action of the Company and no other action on the part of the Company is required in connection therewith.

     This Agreement and each agreement, document and instrument executed and delivered by the Company pursuant to this Agreement constitutes, or when executed and delivered will constitute, valid and binding obligations of the Company enforceable in accordance with their terms, except as the enforceability of the Agreement and such other agreements may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting generally the enforcement of creditors' rights and except as the remedy of specific performance and other injunctive relief may be unavailable in certain cases. The execution, delivery and performance by the Company of this Agreement and each such agreement, document and instrument:

                 (i) does not and will not violate any provision of the Company's Certificate of Incorporation or by-laws, each as amended;

                 (ii)   except as set forth on Schedule 2.5, does not and will
                                               ------------
     not violate any laws of the United States, or any state or other jurisdiction applicable to the Company or require the Company to obtain any approval, consent or waiver of, or make any filing with, any person or entity (governmental or otherwise) that has not been obtained or made, except for the filing of the Merger

     Certificate with the Secretary of State of the State of Delaware and except as contemplated by Sections 7.1(a), 7.3 and 8.1(a) of this Agreement; and

                 (iii) does not and will not (A) result in a breach of, constitute a default under, accelerate any obligation under, or give rise to a right of termination of any indenture or loan or credit agreement or any other material agreement, contract, instrument, mortgage, lien, lease, permit, authorization, order, writ, judgment, injunction, decree, determination or arbitration award to which the Company is a party or by which the property of the Company is bound or affected, except for such breaches, defaults, accelerations or rights of termination which, individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect on the Company or hinder the consummation of the transactions contemplated by this Agreement, or (B) result in the creation or imposition of any mortgage, pledge, lien, security interest or other charge or encumbrance on any of the Company's assets or the Company Capital Stock, Warrants or Options, except as specifically identified on Schedule
                                                                      --------
     2.6    Leased Real Property and Personal Property.
            ------------------------------------------

            (a)  Real Property.  The Company owns no real property.  All of the
                 -------------
real property leased by the Company is referred to herein as the "Leased Real
                                                                  -----------
Property."  To the knowledge of the Company, the lessors of Leased Real Property
--------
have good, clear, record and marketable title to the Leased Real Property. All leases of Leased Real Property which are material to the Company's business (including the lease of the Company's corporate offices at Ten Walpole Park South, Walpole, Massachusetts) and all leases which provide for annual rental payments in excess of $10,000 are identified on Schedule 2.6(a), and true and
                                                ---------------
complete copies thereof have been delivered to Parent. Each of said leases has been duly authorized and executed by the parties and is in full force and effect. The Company is not in default under any material provision of any such lease, nor has any event occurred which, with notice or the passage of time, or both, would give rise to such a default. To the Company's knowledge, the other party to each of said leases is not in default under any material provision of any such lease and there is no event which, with notice or the passage of time, or both, would give rise to such a default. All improvements located on or constituting part of the Leased Real Property and their use and operation by the Company and MFI were and are now in compliance in all material respects with all applicable laws, ordinances, regulations, licenses, permits and authorizations, expect as set forth in Schedule 2.6(a). Neither the Company nor MFI has
                       ---------------
received any notice of any material real estate tax deficiency or assessment which has not been satisfied or is aware of any proposed material deficiency, claim or assessment with respect to any of the Leased Real Property, or any pending or threatened condemnation thereof.

            (b)  Personal Property.  Each piece of machinery, equipment and
                 -----------------
other personal property purchased by the Company since July 1, 1994 with a value in excess of $5,000 is listed on Schedule 2.6(b) hereto. Except as specifically
                                 ---------------
disclosed in said Schedule or in the Base Balance Sheet (as hereinafter defined), the Company has good and marketable title to all of its personal property. None of the Company's personal property or assets is subject to any mortgage, pledge, lien, conditional sale agreement, security title, encumbrance or other charge except as specifically disclosed in said Schedule or in the Base Balance Sheet. The Base Balance Sheet reflects all personal property of the Company to the extent required by generally accepted accounting principles. Except as otherwise specified in Schedule 2.6(b) hereto, all leasehold
                                 ---------------
improvements, furnishings, machinery and equipment of the Company are in good repair, have been well maintained, and substantially comply with all applicable laws, ordinances and regulations, and such machinery and equipment is in good working order.

     2.7    Financial Statements.
            --------------------

            (a) The Company has delivered to Parent consolidated balance sheets of the Company and MFI as of June 30, 1997, June 30, 1996 and June 30, 1995 and statements of income, retained earnings and cash flows for the fiscal years then ended, all of which have been certified by Price Waterhouse LLP, independent public accountants (the "Audited Financial Statements"). The Company has delivered to Parent an unaudited balance sheet of the Company and MFI as of November 30, 1997 and a statement of income and cash flows for the five-month period then ended (the "Unaudited Financial Statements" and, together with the Audited Financial Statements, the "Financial Statements"). The Company's audited consolidated balance sheet as of June 30, 1997, together with the footnotes thereto, is referred to herein as the "Base Balance Sheet." The Financial
                                       ------------------
Statements are attached hereto as Schedule 2.7.
                                  ------------

     The Financial Statements have been prepared in accordance with generally accepted accounting principles applied consistently during the periods covered thereby and present fairly in all material respects the (consolidated, in the case of the Audited Financial Statements) financial condition of the Company at the dates of said statements and the results of operations, retained earnings and cash flows of the Company for the periods covered thereby.

            (b) As of the date of the Base Balance Sheet, neither the Company nor MFI had any liabilities (which liabilities, when taken individually or in the aggregate, were material) of any nature, whether accrued, absolute, contingent or otherwise, asserted or unasserted, known or unknown (including, without limitation, liabilities as guarantor or otherwise with respect to obligations of others, liabilities for taxes due or then accrued or to become due, or contingent or potential liabilities relating to activities of the Company or MFI or the conduct of their business prior to the date of the Base Balance Sheet regardless of whether claims in respect thereof had been asserted as of such date), except liabilities (i) stated or adequately reserved against on the Base Balance Sheet or (ii) reflected in Schedules furnished to Parent hereunder as of the date hereof or (iii) incurred in the ordinary course of business of the Company and its Subsidiaries and which are not required to be reflected in the Base Balance Sheet or the notes thereto under generally accepted accounting principles.

            (c) The Company has no liabilities (which liabilities, when taken individually or in the aggregate, are material) of any nature, whether accrued, absolute, contingent or otherwise, asserted or unasserted, known or unknown (including without limitation, liabilities as guarantor or otherwise with respect to obligations of others, or liabilities for taxes due or then accrued or to become due or contingent or potential liabilities relating to activities of the Company or MFI or the conduct of their business prior to the date hereof or the Closing, as the case may be, regardless of whether claims in respect thereof had been asserted as of such date), except liabilities (i) stated or adequately reserved against on the Base Balance Sheet or the notes thereto, (ii) reflected in Schedules furnished to Parent hereunder on the date hereof, or
(iii) incurred in the ordinary course of business of the Company after the date of the Base Balance Sheet consistent with the terms of this Agreement.

     2.8    Taxes.
            -----

            (a) Each of the Company and MFI has paid or caused to be paid all material federal, state, local, foreign, and other taxes, including without limitation, income taxes, estimated taxes, alternative minimum taxes, excise taxes, sales taxes, use taxes, value-added taxes, gross receipts taxes, franchise taxes, capital stock taxes, employment and payroll-related taxes, withholding taxes, stamp taxes, transfer taxes, windfall profit taxes, environmental taxes and property taxes, whether or not measured in whole or in part by net income, and all deficiencies, or other additions to tax, interest, fines and penalties owed by it (collectively, "Taxes"), required to be paid by
                                               -----
it through the date hereof whether disputed or not.

            (b) Each of the Company and MFI has in accordance with applicable law filed all federal, state, local and foreign tax returns required to be filed by it through the date hereof, and all such returns correctly and accurately set forth the amount of any Taxes relating to the applicable period. A list of all federal, state, local and foreign income tax returns filed with respect to the Company for taxable periods ended on or after June 30, 1992 is set forth in
Schedule 2.8 attached hereto, and said Schedule indicates those returns that
------------
have been audited or currently are the subject of an audit. For each taxable period of the Company ended on or after June 30, 1992, the Company has delivered to Parent correct and complete copies of all federal, state, local and foreign income tax returns, examination reports and statements of deficiencies assessed against or agreed to by the Company. MFI has never filed any federal, state, local or foreign tax returns.

            (c)  Except as set forth on Schedule 2.8, neither the Internal
                                        ------------
Revenue Service nor any other governmental authority is now asserting or, to the knowledge of the Company, threatening to assert against the Company or MFI any deficiency or claim for additional Taxes. No claim which remains unresolved has ever been made by an authority in a jurisdiction where the Company or MFI does not file reports and returns that the Company or MFI is or may be subject to taxation by that jurisdiction. There are no security interests on any of the material assets of the Company that arose in connection with any failure (or alleged failure) to pay any Taxes. Neither the Company nor MFI has ever entered into a closing agreement pursuant to Section 7121 of the Code.

            (d) There has not been any audit of any tax return filed by the Company or MFI, no such audit is in progress, and neither the Company nor MFI has been notified by any tax authority that any such audit is contemplated or pending. Except as set forth in Schedule 2.8, no extension of time with respect
                                 ------------
to any date on which a tax return was or is to be filed by the Company or MFI is in force, and no waiver or agreement by the Company or MFI is in force for the extension of time for the assessment or payment of any Taxes.

            (e) Other than the Company's ownership of MFI, neither the Company nor MFI has ever been a member of an "affiliated group" (as defined in Section 1504(a) of the Code). Except as set forth in Schedule 2.8, neither the Company
                                             ------------
nor MFI has ever filed, and has ever been required to file, a consolidated, combined or unitary tax return with any other entity. The Company is not a party to any tax sharing agreement.

            (f) For purposes of this Agreement, all references to Sections of the Code shall include any predecessor provisions to such Sections and any similar provisions of federal, state, local or foreign law.

     2.9    Collectibility of Accounts Receivable.  All of the accounts
            -------------------------------------
receivable of the Company shown or reflected on the Base Balance Sheet or existing at the date hereof (less the reserve for bad debts set forth on the Base Balance Sheet) are and will be at the Closing valid and enforceable claims and subject to no setoff or counterclaim. Except as disclosed on Schedule 2.9
                                                                  ------------
hereto, the Company has no accounts or loans receivable from any person, firm or corporation which is affiliated with the Company or from any director, officer or employee of the Company. Except as set forth in Schedule 2.9 hereto, all
                                                   ------------
accounts and loans receivable from any such person, firm or corporation shall be paid in cash prior to the Closing. The note receivable from Michael Hanson to the Company in the amount of $40,000, together with all accrued and unpaid interest thereon, is a valid, enforceable claim, subject to no setoff or counterclaim and fully collectible by the Company no later than the date thirty
(30) days prior to the Expiration Date (as defined in Section 10.3(b)).

     2.10   Inventories.  All items in the inventories of the Company and MFI
            -----------
shown in the Base Balance Sheet or existing at the date hereof (net of reserves for obsolete or discontinued items as reflected in the Base Balance Sheet) are of a quality and quantity saleable in the ordinary course of business of the Company. Except as disclosed in Schedule 2.10, said inventories reflect write-
                                 -------------
downs to realizable values in the case of items which are below standard quality or have become obsolete or unsaleable (except at prices less than cost) through regular distribution channels in the ordinary course of the business of the Company. No such write-downs since July

1, 1994 have had a Material Adverse Effect on the consolidated financial condition or results of operations of the Company. The values of the inventories stated in the Base Balance Sheet and any subsequent financial statements of the Company or MFI reflect the normal inventory valuation policies of the Company and were determined at the lower of cost or market in accordance with generally accepted accounting principles, practices and methods consistently applied. Purchase commitments for raw materials and parts are not in excess of normal requirements and none are at prices materially in excess of current market prices. Except as disclosed in Schedule 2.10, all inventory items are located on
                               -------------
the Leased Real Property. Since the date of the Base Balance Sheet, no inventory items have been sold or disposed of except through sales or rentals in the ordinary course of business and all sales commitments for the products of the Company are at prices not less than inventory values plus selling expenses.

     2.11   Absence of Certain Changes.  Except as disclosed in Schedule 2.11
            --------------------------                          -------------
attached hereto, since the date of the Base Balance Sheet there has not been:

            (a) Any change in the financial condition, properties, assets, liabilities, business or operations of the Company or MFI, which change by itself or in conjunction with all other such changes, whether or not arising in the ordinary course of business, has had a Material Adverse Effect on the Company or MFI;

            (b) Any contingent liability incurred by the Company or MFI as guarantor or otherwise with respect to the obligations of others or any cancellation of any material debt or claim owing to, or waiver of any material right of, the Company or MFI;

            (c) Any mortgage, encumbrance or lien placed on any of the properties of the Company or MFI which remains in existence on the date hereof or will remain on the Closing Date;

            (d) Any obligation or liability of any nature, whether accrued, absolute, contingent or otherwise, asserted or unasserted, known or unknown (including without limitation liabilities for Taxes due or to become due or contingent or potential liabilities relating to products or services provided by the Company or MFI the conduct of the business of the Company or MFI since the date of the Base Balance Sheet regardless of whether claims in respect thereof have been asserted), incurred by the Company or MFI other than obligations and liabilities incurred in the ordinary course of business consistent with the terms of this Agreement (it being understood that product or service liability claims shall not be deemed to be incurred in the ordinary course of business);

            (e) Any purchase, sale or other disposition, or any agreement or other arrangement for the purchase, sale or other disposition, of any of the properties or assets of the Company or MFI other than in the ordinary course of business;

            (f) Any damage, destruction or loss, whether or not covered by insurance, having a Material Adverse Effect on the Company or MFI;

            (g) Any declaration, setting aside or payment of any dividend by the Company or MFI, or the making of any other distribution in respect of the capital stock of the Company or MFI, or any direct or indirect redemption, purchase or other acquisition by the Company or MFI of its own capital stock;

            (h) Any labor trouble or claim of unfair labor practices involving the Company or MFI; any change in the compensation payable or to become payable by the Company or MFI to any of its officers, employees, agents or independent contractors other than normal merit increases in accordance with its usual practices; or any bonus payment or arrangement made to or with any of such officers, employees, agents or independent contractors;

            (i) Any change with respect to the officers or management of the Company or MFI;

            (j) Any payment or discharge of a material lien or liability of the Company or MFI which was not shown on the Base Balance Sheet or incurred in the ordinary course of business thereafter;

            (k) Any obligation or liability incurred by the Company or MFI to any of its officers, directors, stockholders or employees, or any loans or advances made by the Company or MFI to any of its officers, directors, stockholders or employees, except normal compensation, draws and expense allowances payable to officers or employees;

            (l) Any change in accounting methods or practices, credit practices or collection policies used by the Company or MFI; or

            (m) Any agreement or understanding whether in writing or otherwise, for the Company or MFI to take any of the actions specified in paragraphs (a) through (l) above.

     2.12   Ordinary Course.  Since the date of the Base Balance Sheet, each of
            ---------------
the Company and MFI has conducted its business only in the ordinary course and consistently with its prior practices.

     2.13   Banking Relations.  All of the arrangements which the Company has
            -----------------
with any banking institution are completely and accurately described in Schedule
                                                                        --------
2.13 attached hereto, indicating with respect to each of such arrangements the
----
type of arrangement maintained (such as checking account, borrowing arrangements, safe deposit box, etc.) and the person or persons authorized in respect thereof.

     2.14   Intellectual Property.
            ---------------------

           (a)   Except as described in Schedule 2.14, the Company has exclusive
                                        -------------
ownership of, or exclusive license to use, all patent, copyright, trade secret, trademark, or other proprietary rights (collectively, "Intellectual Property")
                                                       ------------ --------
used or to be used in the business of the Company as presently conducted and proposed to be conducted prior to the Effective Time, which Intellectual Property that is material to the Company's business is listed in Schedule 2.14.
                                                                 -------------
All of the rights of the Company in Intellectual Property are freely transferable. There are no written claims or demands of any other person pertaining to any of such Intellectual Property and no proceedings have been instituted, or are pending or, to the Company's knowledge, threatened, which challenge the rights of the Company in respect thereof. Except as described in

Schedule 2.14, the Company has the right to use, free and clear of claims or
-------------
rights of other persons, all customer lists, designs, manufacturing or other processes, computer software, systems, data compilations, research results and other information required for or incident to its products or its business as presently conducted and proposed to be conducted prior to the Effective Time.

            (b) All patents, patent applications, trademarks, trademark applications and registrations and registered copyrights which are owned by or licensed to the Company or used or to be used by the Company in its businesses as presently conducted and proposed to be conducted prior to the Effective Time, and all other items of Intellectual Property which are material to the business or operations of the Company, are listed in Schedule 2.14. All of such patents,
                                            -------------
patent applications, trademark registrations, trademark applications and registered copyrights have been duly registered in, filed in or issued by the United States Patent and Trademark Office, the United States Register of Copyrights, or the corresponding offices of other jurisdictions as identified on said Schedule, and have been properly maintained and renewed in accordance with all applicable provisions of law and administrative regulations of the United States and each such jurisdiction.

            (c) All licenses or other agreements under which the Company or MFI is granted rights in Intellectual Property are listed in Schedule 2.14. All said
                                                         -------------
licenses or other agreements are in full force and effect, there is no material default by any party thereto, and all of the rights of the Company thereunder will continue in full force and effect upon consummation of the transactions contemplated hereby. To the knowledge of the Company, the licensors under said licenses and other agreements have and had all requisite power and authority to grant the rights purported to be conferred thereby. True and complete copies of all such licenses or other agreements, and any amendments thereto, have been provided to Parent.

            (d) All licenses or other agreements under which the Company or MFI has granted rights to others in Intellectual Property owned or licensed by the Company or MFI are listed in Schedule 2.14. All of said licenses or other
                             -------------
agreements are in full force and effect, there is no material default by any party thereto, and all of the rights of Company thereunder will continue in full force and effect upon consummation of the transactions contemplated hereby.
True and complete copies of all such licenses or other agreements, and any amendments thereto, have been provided to Parent.

            (e) Each of the Company and MFI has taken all steps required in accordance with sound business practice to establish and preserve its ownership of all Intellectual Property rights with respect to its products, services and technology. Neither the Company nor MFI has ever made any valuable non-public information of the Company available to any person other than employees of the Company and MFI, unless (i) such person entered into a written agreement requiring such person to maintain the confidentiality of such information and appropriately restricting the use thereof or (ii) such person was otherwise under a legal obligation to maintain the confidentiality of such information. The Company has no knowledge of any infringement by others of any Intellectual Property rights of the Company.

            (f) The present business, activities and products of the Company do not infringe any Intellectual Property of any other person. No proceeding charging the Company or MFI with infringement of any adversely held Intellectual Property has been filed or, to the Company's knowledge, is threatened to be filed. To the Company's knowledge, there exists no unexpired patent or patent application which includes claims that would be infringed by or otherwise adversely affect the products, activities or business of the Company. The Company is not making unauthorized use of any confidential information or trade secrets of any person, including without limitation, to the Company's knowledge, any former employer of any past or present employee of Company or MFI. Except as set forth in Schedule 2.14, neither the Company nor, to the knowledge of the
                -------------
Company, any of its employees have any agreements or arrangements with any persons other than the Company related to confidential information or trade secrets of such persons or restricting any such employee's ability to engage in business in the Company's or Parent's respective industries. The activities of their employees on behalf of the Company do not violate any such agreements or arrangements known to the Company.

     2.15   Contracts.  Except for contracts, commitments, plans, agreements
            ---------
and licenses described in Schedule 2.15 (true and complete copies of which have
                          -------------
been delivered to Parent), the Company is not a party to or subject to:

            (a) any plan or contract providing for bonuses, pensions, options, stock purchases, deferred compensation, retirement payments, profit sharing, collective bargaining or the like, or any contract or agreement with any labor union;

          (b) any employment contract or contract for services which is not terminable within 30 days by the Company without liability for any penalty or severance payment;

          (c) any contract or agreement for the purchase of any commodity, material or equipment except purchase orders in the ordinary course for less than $25,00 each, such orders not exceeding $50,000 in the aggregate;

          (d) any other contracts or agreements creating any obligations of the Company of $25,000 or more with respect to any such contract or agreement not specifically disclosed elsewhere under this Agreement;

          (e) any contract or agreement pursuant to which the Company purchases all or substantially all of its requirements of a particular product from a supplier;

          (f) any contract or agreement involving more than $25,000 which by its terms does not terminate or is not terminable without penalty by the Company or its successors within one year after the date hereof;

          (g) any contract or agreement for the sale or lease of its products not made in the ordinary course of business;

          (h) any contract with any sales agent or distributor of products of the Company;

          (i) any contract containing covenants limiting the freedom of the Company to compete in any line of business or with any person or entity;

          (j) any contract or agreement for the purchase of any fixed asset for a price in excess of $25,000 whether or not such purchase is in the ordinary course of business;

          (k) any license agreement (as licensor or licensee);

          (l) any indenture, mortgage, promissory note, loan agreement, guaranty or other agreement or commitment for the borrowing of money (including in such schedule, if applicable, a description on any prepayment penalties or similar obligations); or

          (m) any contract or agreement with any officer, employee, director or stockholder of the Company or with any persons or organizations controlled by or affiliated with any of them.

     The Company is not in material default under any contract, commitment, plan, agreement or license listed or described in said Schedule, nor does it have any knowledge of conditions or facts which with notice or passage of time, or both, would constitute such a default. To the Company's knowledge, no third party under any contract, commitment, plan, agreement or license described in
Schedule 2.15 is in default thereunder and there is no event which, with notice
-------------
or the passage of time, or both, would give rise to such a default. Each contract, commitment, plan, agreement or license described in Schedule 2.15 has
                                                              -------------
been duly authorized and executed by the parties, is in full force and effect and is enforceable by the Company in accordance with its terms.

    2.16  Litigation.  Schedule 2.16 hereto lists all currently pending
          ----------   -------------
litigation and governmental or administrative proceedings or investigations to which the Company is a party or subject. Except for matters described in Schedule 2.16, there is no litigation or governmental or
             -------------
administrative proceeding or investigation pending or, to the knowledge of the Company, threatened against or affecting the Company or its affiliates which may have, either individually or in the aggregate, a Material Adverse Effect on the Company, or which would prevent or hinder the consummation of the transactions contemplated by this Agreement. With respect to each matter set forth therein,
Schedule 2.16 sets forth a description of the matter, the forum (if any) in
-------------
which it is being conducted, the parties thereto and the type and amount of relief sought.

     2.17  Compliance with Laws.  Except as set forth in Schedule 2.17 hereto,
           --------------------                          -------------
the Company is in compliance in all material respects with all applicable statutes, ordinances, orders, judgements, decrees, rules and regulations promulgated by any federal, state, municipal entity, agency, court or other governmental authority which apply to the Company or to the conduct of its business, and the Company has not received notice of a material violation or alleged material violation of any such statute, ordinance, order, rule or regulation.

     2.18  Insurance.  The physical properties and assets of the Company are
           ---------
insured to the extent disclosed in Schedule 2.18 attached hereto and all such
                                   -------------
insurance policies and arrangements are disclosed in said Schedule. Said insurance policies and arrangements are in full force and effect, all premiums with respect thereto are currently paid, and the Company is in compliance in all material respects with the terms thereof. Said insurance is adequate and customary for the business engaged in by the Company, is sufficient for compliance by the Company with all requirements of law and all agreements and leases to which the Company is a party and will, if Parent so chooses, remain in full force and effect after the consummation of the transactions contemplated hereby.

     2.19  Warranty or Other Claims.  There are no existing or, to the
           ------------------------
Company's knowledge, threatened product liability, warranty or other similar claims, or any facts upon which a material claim of such nature could be based, against the Company or MFI for products or services which are defective or fail to meet any product or service warranties except as disclosed in Schedule 2.19
                                                                 -------------
hereto. No claim has been asserted against the Company or MFI for renegotiation or price redetermination of any business transaction, and there are no facts upon which any such claim could be based.

     2.20  Powers of Attorney.  Except as set forth on Schedule 2.20, the
           ------------------                          -------------
Company has no outstanding power of attorney.

     2.21  Finder's Fee.  The Company has not incurred or become liable for
           ------------
any broker's commission or finder's fee relating to or in connection with the transactions contemplated by this Agreement.

     2.22  Permits; Burdensome Agreements.  Schedule 2.22 lists all material
           ------------------------------   -------------
permits, registrations, licenses, franchises, certifications and other approvals (collectively, the "Approvals") required from federal, state or local authorities in order for the Company to conduct its business. The Company has obtained all such Approvals, which are valid and in full force and effect, and is operating in material compliance therewith. The Company is not subject to or bound by any agreement, judgment, decree or order which may have, either individually or in the aggregate, a Material Adverse Effect on the Company.
Schedule 2.22 lists all registrations, certifications and similar approvals
-------------
(e.g., Underwriter Laboratories) necessary or customary in the Company's
-----  ------------------------
business for use in the manufacture, marketing, sales and distribution of the Company's products.

     2.23  Corporate Records; Copies of Documents.  The corporate record books
           --------------------------------------
of the Company and MFI accurately record all corporate action taken by their respective stockholders and board of directors and committees. The copies of the corporate records of the Company and MFI, as made available to Parent for review, are true and complete copies of the originals of such documents. The Company has made available for inspection and copying by Parent and its counsel true and correct copies of all documents referred to in this Section or in the Schedules delivered to Parent pursuant to this Agreement.

     2.24  Transactions with Interested Persons.  Except as set forth in
           ------------------------------------
Schedule 2.24 hereto and except for investments of less than 1% of the
-------------
outstanding shares of a company whose stock is listed on a national securities exchange or is regularly traded in the over-the-counter markets, neither the Company, any officer or director of the Company, the Principal Stockholder or, to the knowledge of Company, any supervisory employee of the Company or any of their respective spouses or family members, (i) owns directly or indirectly on an individual or joint basis any material interest in, or serves as an officer or director or in another similar capacity of, any competitor or supplier of Company, or any organization which has a material contract or arrangement with the Company or (ii) has directly or indirectly engaged in any transaction involving the transfer of any material (measured at the time of such transaction or as of the date hereof) cash, property or rights to or from the Company from, to or for the benefit of any affiliate or former affiliate of the Company..

     2.25  Employee Benefit Programs
           -------------------------

           (a) Schedule 2.25 sets forth a list of every Employee Program that
               -------------
has been maintained by the Company or an Affiliate at any time during the six-year period ending on the Closing Date.

           (b) Each Employee Program which has ever been maintained by the Company or an Affiliate and which has been intended to qualify under Section 401(a) or 501(c)(9) of the Code has received a favorable determination or approval letter from the Internal Revenue Service ("IRS") regarding its qualification under such section and has, in fact, been qualified under the applicable section of the Code from the effective date of such Employee Program through and including the Closing Date (or, if earlier, the date that all of such Employee Program's assets were distributed). No event or omission has occurred which would cause any such Employee Program to lose its qualification under the applicable Code section.

           (c) Neither the Company nor any Affiliate knows, nor should any of them reasonably know, of any failure of any party to comply with any laws applicable with respect to the Employee Programs that have ever been maintained by the Company or any Affiliate. With respect to any Employee Program ever maintained by the Company or any Affiliate, there has been no (i) "prohibited transaction," as defined in Section 406 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") or Code Section 4975, (ii) failure to comply with any provision of ERISA, other applicable law, or any agreement, or
(iii)  non-deductible contribution, which, in the case of any of (i), (ii), or
(iii), could subject the Company or any Affiliate to liability either directly or indirectly (including, without limitation, through any obligation of indemnification or contribution) for any damages, penalties, or taxes, or any other loss or expense. No litigation or governmental administrative proceeding (or investigation) or other proceeding (other than those relating to routine claims for benefits) is pending or threatened with respect to any such Employee Program.

           (d) Neither the Company nor any Affiliate (i) has ever maintained any Employee Program which has been subject to title IV of ERISA or Code Section 412, including, but not limited to, any Multiemployer Plan or (ii) has ever provided health care or any other non-pension benefits to any employees after their employment is terminated (other than as required by part 6 of subtitle B of title I of ERISA) or has ever promised to provide such post-termination benefits.

           (e) With respect to each Employee Program maintained by the Company within the six years preceding the Closing Date, complete and correct copies of the following documents (if applicable to such Employee Program) have previously been delivered to Melinda J. Kent of Goodwin, Procter & Hoar LLP: (i) all documents embodying or governing such Employee Program, and any funding medium for the Employee

Program (including, without limitation, trust agreements) as they may have been amended to the date hereof; (ii) the most recent IRS determination or approval letter with respect to such Employee Program under Code Section 401 or 501(c)(9), and any applications for determination or approval subsequently filed with the IRS; (iii) all IRS Forms 5500, with all applicable schedules and accountants' opinions attached thereto filed by the Company in the last three
(3) years; (iv) all actuarial valuation reports completed with respect to such Employee Program filed by the Company in the last three (3) years; (v) the summary plan description for such Employee Program (or other descriptions of such Employee Program provided to employees) and all modifications thereto; (vi) any insurance policy (including any fiduciary liability insurance policy or fidelity bond) related to such Employee Program; (vii) any registration statement or other filing made pursuant to any federal or state securities law and (viii) all correspondence to and from any state or federal agency within the last three (3) years.

           (f) Each Employee Program required to be listed on Schedule 2.25 may
                                                              -------------
be amended, terminated, or otherwise modified by the Company to the greatest extent permitted by applicable law, including the elimination of any and all future benefit accruals under any Employee Program, and no employee communications or provision of any Employee Program document purports to limit the Company's or any Affiliate's right to so amend, terminate or otherwise modify such Employee Program.

           (g) Each Employee Program ever maintained by the Company (including each non-qualified deferred compensation arrangement) has been maintained in compliance with all applicable requirements of federal and state securities laws including (without limitation, if applicable) the requirements that the offering of interests in such Employee Program be registered under the Securities Act of 1933 and/or state "Blue Sky" laws.

           (h) Each Employee Program ever maintained by the Company or an Affiliate has complied with the applicable notification and other applicable requirements of the Health Insurance Portability and Accounting Act of 1996, the Newborns' and Mothers' Health Protection Act of 1996, and the Mental Health Parity Act of 1996.

           (i) For purposes of this section:

               (i) "Employee Program" means (A) all employee benefit plans within the meaning of ERISA Section 3(3), including, but not limited to, multiple employer welfare arrangements (within the meaning of ERISA Section 3(40)), plans to which more than one unaffiliated employer contributes and employee benefit plans (such as foreign or excess benefit plans) which are not subject to ERISA; and (B) all stock option plans, bonus or incentive award plans, severance pay policies or agreements, deferred compensation agreements, supplemental income arrangements, vacation plans, and all other employee benefit plans, agreements, and arrangements not described in
           (A) above, including without limitation, any arrangement intended to comply with Section 120, 125, 127 or 129 of the Code. In the case of an Employee Program funded through an organization described in Code
           Section 501(c)(9), each reference to such Employee Program shall include a reference to such organization.

               (ii) An entity "maintains" an Employee Program if such entity sponsors, contributes to, or provides benefits under such Employee Program, or has any obligation (by agreement or under applicable law) to contribute to or provide benefits under such Employee Program, or if such Employee Program provides benefits to or otherwise covers employees of such entity (or their spouses, dependents, or beneficiaries).

               (iii) An entity is an "Affiliate" of the Company if it would have ever been considered a single employer with the Company under ERISA
           Section 4001(b) or part of the same "controlled group" as the Company for purposes of ERISA Section 302(d)(8)(C).

               (iv) "Multiemployer plan" means a (pension or non-pension) employee benefit plan to which more than one unaffiliated employer contributes and which is maintained pursuant to one or more collective bargaining agreements.

     2.26  Environmental Matters.
           ---------------------

           (a) Except as set forth in Schedule 2.26 hereto, (i) neither the
                                      -------------
Company nor MFI has ever generated, transported, used, stored, treated, disposed of, or managed any Hazardous Waste (as defined below); (ii) to the Company's knowledge, no Hazardous Material (as defined below) has ever been or is threatened to be spilled, released, or disposed of at any site presently or formerly owned, operated, leased, or used by the Company or MFI, or has ever been located in the soil or groundwater at any such site; (iii) to the Company's knowledge, no Hazardous Material has ever been transported from any site presently or formerly owned, operated, leased, or used by the Company or MFI for treatment, storage, or disposal at any other place; (iv) to the Company's knowledge, the Company does not presently own, operate, lease, or use, nor has it previously owned, operated, leased, or used any site on which underground storage tanks are or were located; and (v) no lien has ever been imposed by any governmental agency on any property, facility, machinery, or equipment owned, operated, leased, or used by the Company or MFI in connection with the presence of any Hazardous Material.

           (b) Except as set forth in Schedule 2.26 hereto, (i) neither the
                                      -------------
Company nor MFI has any material liability under, nor has it ever violated, any Environmental Law (as defined below); (ii) the Company and any property owned, operated, leased, or used by any it, and any facilities and operations thereon, are presently in compliance with all applicable Environmental Laws; (iii) neither the Company nor MFI has ever entered into or been subject to any judgment, consent decree, compliance order, or administrative order with respect to any environmental or health and safety matter or received any request for information, notice, demand letter, administrative inquiry, or formal or informal complaint or claim with respect to any environmental or health and safety matter or the enforcement of any Environmental Law; and (iv) the Company has no reason to believe that any of the items enumerated in clause (iii) of this subsection will be forthcoming.

           (c) To the Company's knowledge, no site owned, operated, leased, or used by the Company contains any asbestos or asbestos-containing material, any polychlorinated biphenyls (PCBs) or equipment containing PCBs, or any urea formaldehyde foam insulation.

           (d) The Company has provided to Parent copies of all documents, records, and information available to the Company concerning any environmental or health and safety matter relevant to the Company or MFI, whether generated by the Company, MFI or others, including without limitation, environmental audits, environmental risk assessments, site assessments, documentation regarding off-site disposal of Hazardous Materials, spill control plans, and reports, correspondence, permits, licenses, approvals, consents, and other authorizations related to environmental or health and safety matters issued by any governmental agency.

           (e) For purposes of this Section 2.26, (i) "Hazardous Material" shall
                                    ------------       ------------------
mean and include any hazardous waste, hazardous material, hazardous substance, petroleum product, oil, toxic substance, pollutant, contaminant, or other substance which may pose a threat to the environment or to human health or safety, as defined or regulated under any Environmental Law; (ii) "Hazardous
                                                                   ---------
Waste" shall mean and include any hazardous waste as defined or regulated under
-----
any Environmental Law; (iii) "Environmental Law" shall
                              -----------------
mean any environmental or health and safety-related law, regulation, rule, ordinance, or by-law at the foreign, federal, state, or local level, whether existing as of the date hereof, previously enforced, or subsequently enacted; and (iv) "Company" shall mean and include Company, MFI and all other entities
          -------
for whose conduct the Company or MFI is or may be held responsible under any Environmental Law.

     2.27  List of Directors and Officers.  Schedule 2.27 hereto contains a
           ------------------------------   -------------
true and complete list of all current directors and officers of the Company. In addition, Schedule 2.27 hereto contains a list of all managers, employees and
          -------------
consultants (other than attorneys and accountants) of the Company and MFI who, individually, have received or are scheduled to receive compensation from the Company or MFI for the fiscal year ended June 30, 1997, in excess of $50,000.
In each case such Schedule includes the current job title and aggregate annual compensation of each such individual.

     2.28  Net Operating Loss.  Except as set forth on Schedule 2.28, there
           ------------------                          -------------
has been no change in ownership of the Company that would limit Parent's ability to utilize the net operating losses of the Company

     2.29  Non-Foreign Status.  Neither the Company nor any of its
           ------------------
Subsidiaries is a "foreign person" within the meaning of Section 1445 of the Code and Treasury Regulations Section 1.1445-2.

     2.30  Backlog.  Schedule 2.30 hereto sets forth (i) the Company's backlog
           -------   -------------
of firm orders for the sale of products or services for which revenues had not been recognized by the Company as of November 30, 1997 and (ii) the Company's rental contracts for which it had not recognized revenues as of November 30, 1997.

     2.31  Employees; Labor Matters.  The Company employs a total of
           ------------------------
approximately 50 full-time employees and two part-time employees and generally enjoys good employer-employee relationships. The Company does not employ a total of 100 or more employees (excluding employees who work less than 20 hours per week or who have worked for the Company less than six months of the last fiscal year) and will not have employed 100 or more employees at any point during the 90 days prior to and including the Closing Date. The Company is not delinquent in payments to any of its employees for any wages, salaries, commissions, bonuses or other direct compensation for any services performed for it to the date hereof or amounts required to be reimbursed to such employees. Upon termination of the employment of any of said employees, neither the Company nor Parent will by reason of the transactions contemplated under this Agreement or anything done prior to the Closing be liable to any of said employees for so-called "severance pay" or any other payments, except as set forth in Schedule
                                                                     --------
2.31.  The Company has no policy, practice, plan or program of paying severance
----
pay or any form of severance compensation in connection with the termination of employment, except as set forth in said Schedule. The Company is in compliance in all material respects with all applicable laws and regulations respecting labor, employment, fair employment practices, work place safety and health, terms and conditions of employment, and wages and hours. There are no charges of employment discrimination or unfair labor practices, nor are there any strikes, slowdowns, stoppages of work, or any other concerted interference with normal operations which are existing, pending or threatened against or involving the Company. No question concerning representation exists respecting any employees of the Company. There are no grievances, complaints or charges that have been filed against the Company under any dispute resolution procedure (including, but not limited to, any proceedings under any dispute resolution procedure under any collective bargaining agreement) that might have a Material Adverse Effect on the Company, and there is no arbitration or similar proceeding pending and no claim therefor has been asserted. No collective bargaining agreement is in effect or is currently being or is about to be negotiated by the Company. The Company has not received any information indicating that any of its employment policies or practices is currently being audited or investigated by any federal, state or local government agency. The Company is, and each of the Company and MFI has at all times since its incorporation been, in material compliance with the requirements of the Immigration Reform Control Act of 1986.

     2.32  Customers, Distributors and Suppliers.  Schedule 2.32 sets forth
           -------------------------------------   -------------
each customer, sales representative and distributor (whether pursuant to a commission, royalty or other arrangement) which accounted for more than 1% of the sales of the Company and MFI on a consolidated basis for the fiscal year ended June 30, 1997 or the fiscal year ended June 30, 1996 (collectively, the "Customers and Distributors"). Schedule 2.32 lists all of the suppliers of the
                                -------------
Company and MFI to whom during the fiscal year ended June 30, 1997 or the fiscal year ended June 30, 1996 the Company or MFI made payments aggregating $50,000 or more showing, with respect to each, the name and dollar volume involved (the

"Suppliers").  The relationships of the Company with its Customers and
----------
Distributors and Suppliers are good commercial working relationships. Except as set forth on Schedule 2.32, (i) no Supplier listed on Schedule 2.32 has
             -------------                            -------------
canceled, materially modified, or otherwise terminated its relationship with the Company or MFI, or has during the last twelve months decreased materially its services, supplies or materials to the Company or MFI nor, to the knowledge of Company, does any Supplier have any plan or intention to do any of the foregoing and (ii) no Customer or Distributor listed on Schedule 2.32 has indicated that
                                              -------------
it will not do business in the future with the Company consistent with the manner in which it has done business with the Company in the past.

     2.33  Transfer of Shares.  No holder of stock of the Company has at any
           ------------------
time transferred any of such stock to any employee of the Company, which transfer constituted or could be viewed as compensation for services rendered to the Company by said employee.

     2.34  Stock Repurchase.  Except as set forth on Schedule 2.34, neither
           ----------------                          -------------
the Company nor MFI has redeemed or repurchased any of its capital stock after July 1, 1995.

     2.35  Pooling Matters.   Neither the Company, MFI nor any of their
           ---------------
affiliates has taken or agreed to take any action that is reasonably likely to adversely affect the ability of Parent to account for the business combination to be effected by the Merger as a pooling of interests.

     2.36  Disclosure.  The representations, warranties and statements
           ----------
contained in this Agreement and the Exhibits and Schedules attached hereto and in the certificates documents and other instruments required to be delivered by the Company to Parent pursuant to this Agreement do not contain any untrue statement of a material fact, and, when taken together, do not omit to state a material fact required to be stated therein or necessary in order to make such representations, warranties or statements not misleading in light of the circumstances under which they were made. There are no facts known to the Company which presently are or may in the future be reasonably likely to have a Material Adverse Effect on the Company which have not been specifically disclosed herein or in a Schedule furnished herewith, other than general economic conditions affecting the industries in which the Company operates.

     2.37  Government Contracts.  A list of each contract and arrangement that
           --------------------
the Company has with any federal, state or local governmental entity (each, a

"Governmental Entity") and each subcontract or arrangement that the Company has
--------------------
with a prime contractor that has a contract or arrangement with a Governmental Entity (collectively, the "Governmental Contracts") is set forth on Schedule
                           ----------------------                   --------
2.37 hereto.  The Company has not been, nor, as a result of the consummation of
----
the transactions contemplated by this Agreement will the Company be, suspended or debarred from bidding on contracts or subcontracts for any Governmental Entity, nor has any action for suspension or debarment been commenced, nor, to the Company's knowledge, has any such suspension or debarment been threatened. Except with respect to routine audits and investigations undertaken in the industry in which the Company has operated, the Company has not been and is not now being audited or investigated by any Governmental Entity or any prime contractor, nor, to the Company's knowledge, has such audit or investigation been threatened. There is no valid basis for the suspension or debarment of the Company from bidding on contracts or subcontracts for any Governmental Entity. The Company has not had a contract or subcontract terminated for default or been determined to be nonresponsible by any Governmental Entity, and there are no facts existing which could result in any such action. The Company has never had, and does not currently have, any outstanding agreements, contracts or commitments which require it to obtain or maintain a government security clearance.

SECTION 3.    [Intentionally Omitted]

SECTION 4.  COVENANTS OF THE COMPANY AND THE PRINCIPAL STOCKHOLDER.

     4.1   Making of Covenants and Agreements.  The Company and the Principal
           ----------------------------------
Stockholder jointly and severally hereby make the covenants and agreements set forth in this Section 4 and the Principal Stockholder agrees to cause the Company to comply with such agreements and covenants. The Principal Stockholder shall not have any right of indemnity or contribution from the Company with respect to the breach of any covenant or agreement hereunder.

     4.2   Conduct of Business.  Between the date of this Agreement and the
           -------------------
Closing Date, the Company will:

           (a) Conduct its business only in the ordinary course and refrain from changing or introducing any method of management or operations except in the ordinary course of business and consistent with prior practices;

           (b) Refrain from making any purchase, sale, lease or disposition of any product, asset or property other than in the ordinary course of business, from purchasing any capital asset costing more than $25,000 and from mortgaging, pledging, subjecting to a lien or otherwise encumbering any of its properties or assets other than in the ordinary course of business;

           (c) Refrain from incurring any contingent liability as a guarantor or otherwise with respect to the obligations of others, and from incurring any other contingent or fixed obligations or liabilities except in the ordinary course of business;

           (d) Refrain from making any change or incurring any obligation to make a change in its Certificate of Incorporation, By-laws or authorized or issued capital stock;

           (e) Refrain from declaring, setting aside or paying any dividend, making any other distribution in respect of its capital stock or making any direct or indirect redemption, purchase or other acquisition of its stock, except as set forth in Schedule 4.2 hereto;
                       ------------

           (f) Refrain from making any change in the compensation payable or to become payable to any of its officers, employees, agents or independent contractors other than increases in the ordinary course of business consistent with past practices, provided that no compensation payable to any of the Company's officers, employees, agents, or independent contractors shall be increased by more than 5% of the compensation received by such person for the calendar year ending December 31, 1997;

           (g) Refrain from prepaying any loans (if any) from its stockholders, officers or directors or making any change in its borrowing arrangements;

           (h) Use commercially reasonable efforts to prevent any change with respect to its management and supervisory personnel and banking arrangements;

           (i) Use commercially reasonable efforts to keep intact its business organization, to keep available its present officers and employees and to preserve the goodwill of all suppliers, customers, independent contractors and others having business relations with it;

           (j) Have in effect and maintain at all times all insurance of the kind, in the amount and with the insurers set forth in the Schedule 2.18 hereto
                                                           -------------
or equivalent insurance with any substitute insurers approved in writing by Parent;

           (k) Furnish Parent with unaudited monthly balance sheets and statements of income and retained earnings and cash flows of the Company on a consolidated basis within ten (10) business days after each month end for each month ending more than ten (10) days before the Closing; and

           (l) Permit Parent and its authorized representatives to have full access to all its properties, assets, records, tax returns, contracts and documents and furnish to Parent or its authorized representatives such financial and other information with respect to its business or properties as Parent may from time to time reasonably request.

     4.3   Authorization from Others.  Prior to the Closing Date, the Principal
           -------------------------
Stockholder and the Company will use their respective best efforts to obtain all authorizations, consents and permits of others required to permit the consummation by the Principal Stockholder and the Company of the transactions contemplated by this Agreement.

     4.4   Notice of Default.  Promptly upon the occurrence of, or promptly
           -----------------
upon the Company or the Principal Stockholder becoming aware of the impending or threatened occurrence of, any event which would cause or constitute a breach or default, or would have caused or constituted a breach or default had such event occurred or been known to the Company or the Principal Stockholder prior to the date hereof, of any of the representations, warranties or covenants of the Company or the Principal Stockholder contained in or referred to in this Agreement or in any Schedule or Exhibit referred to in this Agreement, the Company or the Principal Stockholder shall give detailed written notice thereof to Parent and the Company and the Principal Stockholder shall use their best efforts to prevent or promptly remedy the same.

     4.5   Consummation of Agreement.  The Company and the Principal
           -------------------------
Stockholder shall use their respective best efforts to perform and fulfill all conditions and obligations on their parts to be performed and fulfilled under this Agreement, to the end that the transactions contemplated by this Agreement shall be fully carried out. To this end, the Company will obtain prior to the Closing all necessary authorizations or approvals of its stockholders and Board of Directors.

     4.6   Cooperation of the Company and Principal Stockholder.  The Company
           ----------------------------------------------------
and the Principal Stockholder shall cooperate with all reasonable requests of Parent and Parent's counsel in connection with the consummation of the transactions contemplated hereby.

     4.7   No Solicitation of Other Offers.  Unless and until this Agreement
           -------------------------------
shall have been terminated, neither the Company nor the Principal Stockholder shall, nor shall the Company permit any of its directors, officers, employees or agents to, directly or indirectly, (i) take any action to solicit, initiate submission of or encourage, proposals or offers from any person relating to any acquisition or purchase of all or (other than in the ordinary course of business) a portion of the assets of, or any equity interest in, the Company, any merger or business combination with the Company or any public or private offering of interests in the Company (an "Acquisition Proposal"), (ii)
                                          --------------------
participate in any discussions or negotiations regarding an Acquisition Proposal with any person or entity other than Parent and its representatives, (iii) furnish any information or afford access to the properties, books or records of the Company to any person or entity that may consider making or has made an offer with respect to an Acquisition Proposal other than Parent and its representatives, or (iv) otherwise cooperate in any way with, or assist or participate in, facilitate or encourage, any effort or attempt by any other person to do any of the foregoing. The Company will promptly notify Parent upon receipt of any offer or indication that any person is considering making an offer with respect to an Acquisition Proposal or any request for information relative to the Company or for access to the properties, books and records of the Company, and will promptly reject any such offer or request.

     4.8   Confidentiality.  The Company and the Principal Stockholder agree
           ---------------
that, unless and until the Closing has been consummated, each of the Company, the Principal Stockholder and their officers, directors, agents and representatives will hold in strict confidence, and will not use, any confidential or proprietary data or information obtained from Parent with respect to its business or financial condition except for the purpose of evaluating, negotiating and completing the transaction contemplated hereby. Information generally known in Parent's industry or which has been disclosed to the Company or the Principal Stockholder by third parties which have a right to do so shall not be deemed confidential or proprietary information for purposes of this agreement. If the transaction contemplated by this Agreement is not consummated, the Company and the Principal Stockholder will return to Parent (or certify that they have destroyed) all copies of such data and information, including but not limited to financial information, customer lists, business and corporate records, worksheets, test reports, tax returns, lists, memoranda, and other documents prepared by or made available to the Company or the Principal Stockholder in connection with the transaction.

     4.9   Company Stockholder Meeting.  The Company shall, in accordance with
           ---------------------------
applicable law and the Company Certificate of Incorporation and by-laws:

           (a)   duly hold a meeting of the Stockholders (the "Special Meeting")
                                                               ---------------
as soon as practicable after the effective date of the Registration Statement (as defined in Section 7.1(a) hereof) for the purpose of considering and acting on this Agreement and the transactions contemplated hereby;

           (b) include in the Proxy Statement (as defined in Section 7.1(a) hereof) the recommendation of its Board of Directors that the holders of Company Capital Stock vote in favor of the adoption of this Agreement and the transactions contemplated hereby; and

           (c) obtain and furnish the information required to be included by it in the Proxy Statement (as defined in Section 7.1(a) hereof), cooperate with Parent in responding promptly to any comments made by the Securities and Exchange Commission (the "SEC") with respect to the Proxy Statement or any
                          ---
preliminary version thereof, cause the Proxy Statement to be mailed to the Stockholders so as to ensure that the Special Meeting will be held at the earliest practicable time after the effective date of the Registration Statement and obtain the necessary approvals by the Stockholders of this Agreement and the transactions contemplated hereby.

     4.10  Tax-Free Treatment. Neither the Company nor the Principal Stockholder
           ------------------
shall intentionally take or cause to be taken any action, whether before or after Closing, which would disqualify the Merger as being tax-free under the Code as to the Company, Parent, Sub and each Stockholder exchanging shares of Company Capital Stock solely for Parent Common Stock pursuant to the Merger.

     4.11  Tax Returns.  The Company and the Principal Stockholders shall
           -----------
cooperate with Parent to permit the Company in accordance with applicable law to promptly prepare and file on or before the due date or any extension thereof all federal, state and local tax returns required to be filed by the Company with respect to taxable periods ending on or before the Closing.

     4.12  Filing Cooperation.  In connection with any filings to be made by
           ------------------
Parent under the Securities Act of 1933, as amended (the "Securities Act"), or
                                                          --------------
the Securities Exchange Act of 1934, as amended (the "Exchange Act"), (i)
                                                      ------------
provide for inclusion therein or filing therewith the financial, business and other information and documents reasonably requested for inclusion therein by Parent, (ii) consider promptly Parent's reasonable requests for any additional information or documents and use commercially reasonable efforts to make such available, (iii) use its best efforts to cause Price Waterhouse LLP, its independent public accountants, to deliver such consents, reports and comfort letters in connection therewith as Parent may reasonably request, and (iv) generally cooperate with Parent and its representatives and agents in connection therewith.

SECTION 5.  REPRESENTATIONS AND WARRANTIES OF PARENT.

     5.1   Making of Representations and Warranties.  As a material inducement
           ----------------------------------------
to the Company and the Principal Stockholder to enter into this Agreement and consummate the transactions contemplated hereby, Parent hereby makes the representations and warranties to the Company and the Principal Stockholder contained in this Section 5.

     5.2   Organization and Qualifications of Parent.  Parent is a corporation
           -----------------------------------------
duly organized, validly existing and in good standing under the laws of State of Delaware with full corporate power and authority to own or lease its properties and to conduct its business in the manner and in the places where such properties are owned or leased or such business is currently conducted or proposed to be conducted. The copies of Parent's Amended and Restated Certificate of Incorporation, as amended to date (the "Certificate of Incorporation"), and of Parent's by-laws, as amended to date, and heretofore delivered to Company's counsel, are complete and correct, and no amendments thereto are pending. Parent is not in violation of any term of its Certificate of Incorporation or By-laws. Parent is duly qualified to do business as a foreign corporation in each jurisdiction where the nature of its properties or the conduct of its business makes its qualification so necessary, except where the failure to be so qualified would not have a Material Adverse Effect on Parent and its Subsidiaries taken as a whole.

     5.3   Capital Stock of Parent.  The authorized capital stock of Parent
           -----------------------
consists of (i) 5,000,000 shares of preferred stock and (ii) 30,000,000 shares of Parent Common Stock. As of the date hereof, 11,579,826 shares of Parent Common Stock, are issued, outstanding, fully paid and non assessable. No shares of Parent Common Stock are reserved for issuance upon exercise of outstanding stock options, warrants or otherwise except for shares of Parent Common Stock reserved for issuance pursuant to Parent's 1997 Stock Option and Incentive Plan. Except as set forth in Schedule 5.3, there are no outstanding options, warrants,
                       ------------
rights, commitments, preemptive rights or agreements of any kind for the issuance or sale of, or outstanding securities convertible into, any additional shares of capital stock of any class of Parent. Except as set forth in Schedule
                                                                        --------
5.3, there are no voting trusts, voting agreements, proxies or other agreements,
---
instruments or undertakings with respect to the voting of Parent Common Stock to which Parent or any of its stockholders is a party.

     5.4   Authority of Parent.  Parent has full right, authority and power to
           -------------------
enter into this Agreement and each agreement, document and instrument to be executed and delivered by Parent pursuant to this Agreement and to carry out the transactions contemplated hereby. The execution, delivery and performance by Parent of this Agreement and each such other agreement, document and instrument have been duly authorized by all necessary action of Parent and no other action on the part of Parent or its stockholders is required in connection therewith.

     This Agreement and each agreement, document and instrument executed and delivered by Parent pursuant to this Agreement constitutes, or when executed and delivered will constitute, valid and binding obligations of Parent enforceable in accordance with their terms, except as the enforceability of the Agreement and such other agreements may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting generally the enforcement of creditors' rights and except as the remedy of specific performance and other injunctive relief maybe unavailable in certain cases. The execution, delivery and performance by Parent of this Agreement and each such agreement, document and instrument:

               (i) does not and will not violate any provision of the Certificate of Incorporation or by-laws of Parent;

               (ii) does not and will not violate any laws of the United States, or any state or other jurisdiction applicable to Parent or require Parent to obtain any approval, consent or waiver of, or make any filing with, any person or entity (governmental or otherwise) that has not been obtained or made, except for the filing of the Merger Certificate with the Secretary of State of the State of Delaware and except as contemplated by Sections 7.1(a), 7.3 and 8.1(e) of this Agreement; and

               (iii) does not and will not (A) result in a breach of, constitute a default under, accelerate any obligation under, or give rise to a right of termination of any indenture or loan or credit agreement or any other material agreement, contract, instrument, mortgage, lien, lease, permit, authorization, order, writ, judgment, injunction, decree, determination or arbitration award to which Parent is a party or by which the property of Parent is bound or affected, except for such breaches, defaults, accelerations or rights of termination which, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect on Parent and its Subsidiaries taken as a whole or hinder the consummation of the transaction contemplated by this Agreement, or (B) result in the creation or imposition of any mortgage, pledge, lien, security interest or other charge or encumbrance on any of Parent's assets or its capital stock.

     5.5  Financial Statements.  Parent has delivered to the Company, combined
          --------------------
balance sheets of the Mac-Gray Co., Inc. and Mac-Gray L.P. (the "Predecessors")
                                                                 ------------
for the years ended on December 31, 1996, December 31, 1995 and December 31, 1994 and statements of income, retained earnings and cash flows for the years then ended, which statements are certified by Price Waterhouse LLP, independent public accountants. Said financial statements have been prepared in accordance with generally accepted accounting principles applied consistently during the periods covered thereby and present fairly in all material respects the financial condition of the Predecessors at the dates of said statements and the results of its operations for the periods covered thereby. Parent has delivered to the Company unaudited consolidated balance sheets of Parent and its Subsidiaries for the quarterly periods ended March 31, June 30 and September 30, 1997 and statements of income and cash flows for the periods then ended.

     5.6  SEC Filings.  As of their respective dates, Parent's registration
          -----------
statement on Form S-1, as amended, in the form as declared effective by the SEC on October 17, 1997 and Parent's Form 10-Q for the fiscal quarter ended September 30, 1997 filed with the SEC on November 14, 1997 (the "SEC Documents")
                                                                 -------------
complied in all material respects with applicable requirements of the SEC and when taken together, did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. There is no material fact directly relating to the business, operations or condition of Parent (other than facts which relate to general economic trends or conditions) that is reasonably likely to have a Material Adverse Effect on Parent and its Subsidiaries taken as a whole, that has not been set forth in the SEC Documents. True and complete copies of the SEC Documents have been delivered to the Company.

     5.7  Pooling Matters.   Neither Parent nor any of its affiliates has
          ---------------
taken or agreed to take any action that is reasonably likely to adversely affect the ability of Parent to account for the business combination to be effected by the Merger as a pooling of interests.

     5.8  Absence of Certain Changes.  Since December 31, 1996 there has not
          --------------------------
been:

          (a) Any change in the financial condition, properties, assets, liabilities, business or operations of Parent, which change by itself or in conjunction with all other such changes, whether or not arising in the ordinary course of business, has had a Material Adverse Effect on Parent and its Subsidiaries taken as a whole; provided that no decrease in the reported price of Parent Common Stock shall in any event constitute a Material Adverse Effect; or

          (b) Any material obligation or material liability of any nature, whether accrued, absolute, contingent or otherwise, asserted or unasserted, known or unknown, incurred by Parent, other than obligations and liabilities (i) incurred in the ordinary course of business or (ii) disclosed in the SEC Documents.

     5.9  Litigation.  There is no litigation or governmental or
          ----------
administrative proceeding or investigation pending or, to the knowledge of Parent, threatened against Parent or its Subsidiaries which, either individually or in the aggregate, is reasonably likely to have a Material Adverse Effect on Parent and its Subsidiaries taken as a whole, or which would prevent or hinder the consummation of the transactions contemplated by this Agreement.

     5.10 Finder's Fee.  Parent has not incurred or become liable for any
          ------------
broker's commission or finder's fee relating to or in connection with the transactions contemplated by this Agreement.

     5.11 Disclosure.  The representations, warranties and statements
          ----------
contained in this Agreement and in the certificates, exhibits and schedules delivered by Parent pursuant to this Agreement (including the SEC Documents) to the Company do not contain any untrue statement of a material fact, and, when taken together, do not omit to state a material fact required to be stated therein or necessary in order to make such representations, warranties or statements not misleading in light of the circumstances under which they were made. There are no facts known to Parent which presently are or may in the future be reasonably likely to have a Material Adverse Effect on Parent and its Subsidiaries taken as a whole, which have not been specifically disclosed herein, in a Schedule furnished herewith or in the SEC Documents, other than general economic conditions affecting the industries in which Parent and its Subsidiaries operate.

SECTION 6.  COVENANTS OF PARENT.

     6.1  Making of Covenants and Agreement.  Parent hereby makes the
          ---------------------------------
covenants and agreements set forth in this Section 6.

     6.2  Public Announcements and Confidentiality.  Parent agrees that,
          ----------------------------------------
unless and until the Closing has been consummated, Parent and its officers, directors, agents and representatives will hold in strict confidence, and will not use any confidential or proprietary data or information obtained from the Company or the Principal Stockholder with respect to the business or financial condition of the Company except for the purpose of evaluating, negotiating and completing the transaction contemplated hereby and except as contemplated by
Section 7.1 of this Agreement. Information generally known in the industries of the Company or which has been disclosed to Parent by third parties which have a right to do so shall not be deemed confidential or proprietary information for purposes of this agreement. If the transaction contemplated by this Agreement is not consummated, Parent will return to the Company (or certify that it has destroyed) all copies of such data and information, including but not limited to financial information, customer lists, business and corporate records, worksheets, test reports, tax returns, lists, memoranda, and other documents prepared by or made available to Parent in connection with the transaction. Notwithstanding the foregoing, Parent shall be permitted, without the prior consent of the other parties to this Agreement, to issue such press release or make such public disclosure about the Company, its stockholders and the transactions contemplated hereby as may, upon the advice of outside counsel, be required by law or the rules and regulations of the New York Stock Exchange.

     6.3  Tax-Free Treatment.  Neither Parent nor Sub shall intentionally take
          ------------------
or cause to be taken any action, whether before or after Closing, which would disqualify the Merger as being tax-free under the Code as to Parent, Sub, the Company and each Stockholder exchanging shares of Company Capital Stock solely for Parent Common Stock pursuant to the Merger.

     6.4  Authorization from Others.  Prior to the Closing Date, Parent will
          -------------------------
use its best efforts to obtain all authorizations, consents and permits of others required to permit the consummation by Parent of the transactions contemplated by this Agreement.

     6.5  Notice of Default.  Promptly upon the occurrence of, or promptly
          -----------------
upon Parent becoming aware of the impending or threatened occurrence of, any event which would cause or constitute a breach or default, or would have caused or constituted a breach or default had such event occurred or been known to Parent prior to the date hereof, of any of the representations, warranties or covenants of Parent contained in or referred to in this Agreement or in any Schedule or Exhibit referred to in this Agreement, Parent shall give detailed written notice thereof to the Company and Parent shall use its best efforts to prevent or promptly remedy the same.

     6.6  Consummation of Agreement.  Parent shall use its best efforts to
          -------------------------
perform and fulfill all conditions and obligations on its parts to be performed and fulfilled under this Agreement, to the end that the transactions contemplated by this Agreement shall be fully carried out. To this end, Parent will obtain prior to the Closing all necessary authorizations or approvals of its Board of Directors.

     6.7  Cooperation of Parent.  Parent shall cooperate with all reasonable
          ---------------------
requests of the Company and the Company's counsel in connection with the consummation of the transactions contemplated hereby.

     6.8  Prior Service Credit.  Each full-time employee of the Company
          --------------------
immediately prior to the Effective Time who continues his or her full-time employment with the Surviving Corporation after the Effective Time will receive prior service credit under (i) Parent's vacation benefits program, (ii) Parent's sick day policy, (iii) Parent's 401(k) plan and (iv) each other benefit program of Parent in which such employee is eligible to participate and which has a prior service requirement, in each case equal to the amount of time such employee was a full-time employee of the Company prior to the Effective Time. Nothing herein expressed or implied shall confer upon any employee of the Company or any legal representative thereof any rights or remedies, including any right to employment or continued employment for any specified period, of any nature or kind whatsoever, under or by reason of this Agreement.

SECTION 7.  ADDITIONAL AGREEMENTS.

     7.1  Regulatory Matters.
          ------------------

          (a) The parties hereto shall cooperate in the preparation and filing with the SEC of a Registration Statement on Form S-4 (the "Registration
                                                           ------------
Statement") under the Securities Act as soon as practicable after the date
---------
hereof with respect to Parent Common Stock to be issued in the Merger and will use all reasonable efforts to have the Registration Statement declared effective by the SEC as promptly as practicable and to mail the Proxy Statement and the prospectus included in the Registration Statement to the Stockholders promptly thereafter. The prospectus in the Registration Statement will also constitute a proxy statement (the "Proxy Statement") of the
                                                       ---------------
Company for its stockholder meeting referred to in Section 4.10. Parent agrees to consult with the Company prior to responding to any comment from the SEC regarding the Proxy Statement. Prior to the Effective Time, Parent shall use all reasonable efforts to qualify the shares of Parent Common Stock to be issued in the Merger under the securities or "blue sky" laws of any state of the United States in which a Stockholder resides; provided, however, that Parent shall not
                                       --------  -------
be obligated to qualify such shares in any state with respect to which counsel for Parent has determined that such qualification is not required under the securities or "blue sky" laws of such state, and in no event shall Parent be obligated to qualify as a foreign corporation or to execute a general consent to service of process in any state in which it has not previously so qualified or has not previously so consented.

          (b) The parties hereto shall cooperate with each other and use commercially reasonable efforts to promptly prepare and file all necessary documentation, to effect all applications, notices, petitions and filings, and to obtain as promptly as practicable all permits, consents, approvals and authorizations of all third parties and governmental entities which are necessary or advisable to consummate the transactions contemplated by this Agreement (including without limitation the Merger). In exercising the foregoing right, each of the parties hereto shall act reasonably and as promptly as practicable. The parties hereto agree that they will consult with each other with respect to the obtaining of all permits, consents, approvals and authorizations of all third parties and governmental entities necessary or advisable to consummate the transactions contemplated by this Agreement and each party will keep the other apprised of the status of matters relating to the completion of the transactions contemplated hereby.

          (c) The parties hereto shall, upon request, furnish each other with all information concerning themselves, their Subsidiaries, directors, officers and stockholders and such other matters as may be reasonably necessary or advisable in connection with any statement, filing, notice or application made by or on behalf of the parties hereto or any of their respective Subsidiaries to any governmental entity in connection with the Merger and the other transactions contemplated by this Agreement.

          (d) The parties hereto shall promptly furnish each other with copies of written communications delivered by any governmental entity in respect of the transactions contemplated hereby.

     7.2  Affiliates and Related Agreements; Registration Rights Agreement;
          -----------------------------------------------------------------
          Publication of Combined Financial Results.
          -----------------------------------------

          (a) Within five (5) business days following the date of this Agreement, the Company shall identify to Parent all persons who, at the time of the vote of the Stockholders on the Merger, the Company believes may be "affiliates of the Company within the meaning of Rule 145 under the Securities Act. The Company shall use all reasonable efforts to provide Parent with such information as Parent shall reasonably request for purposes of making its own determination of persons who may be deemed to be affiliates of the Company. The Company shall deliver from each of the affiliates specified by Parent on or prior to the earlier of (i) the date which is five (5) business days after Parent specifies such affiliates or (ii) the thirtieth day prior to the Effective Time, a letter in the form attached hereto as Exhibit C (an "Affiliate
                                                        ---------      ---------
Letter").
------

          (b) Parent shall enter into a registration rights agreement (the "Registration Rights Agreement") with Robert P. Bennett, Gelco Corporation

("GECC"), Eastech II Limited Partnership ("Eastech II") and Eastech III Limited
------                                     ----------
Partnership ("Eastech III") in substantially the form set forth as Exhibit D
              -----------                                          ---------
hereto.

          (c) Parent shall use commercially reasonable efforts to publish no later than forty-five (45) days after the end of the first calendar month after the Effective Time in which there are at least thirty (30) days of post-Merger combined operations (which calendar month may be the calendar month in which the Effective Time occurs), combined sales and net income figures as contemplated by and in accordance with the terms of SEC Accounting Series Release No. 135.

          (d) Each of Robert P. Bennett, Eastech II and Eastech III shall execute and deliver to Parent on the date of this Agreement a voting agreement in the form attached hereto as Exhibit E-1 and GECC shall execute and deliver to
                               -----------
Parent on the date of this Agreement a voting agreement in the form attached hereto as Exhibit E-2.
          -----------

     7.3  Filings Under Hart-Scott-Rodino Act.  As soon as practicable, each
          -----------------------------------
of Parent and the Company shall, if required, file with the Federal Trade Commission (the "FTC") and the Antitrust Division of the Department of Justice
                 ---
(the "Antitrust Division") a premerger notification form and any supplemental
      ------------------
information (other than privileged information) which may be requested in connection therewith pursuant to the Hart-Scott-Rodino Act, which filings and supplemental information will comply in all material respects with the requirements of the Hart-Scott-Rodino Act. Each of Parent and the Company shall cooperate fully with the other in connection with the preparation of any such filings and shall use their respective best efforts to respond to any requests for supplemental information from the FTC or the Antitrust Division and to obtain early termination of any waiting period applicable to the Merger under the Hart-Scott-Rodino Act. Any and all filing fees required to be paid in connection with the premerger notification pursuant to the Hart-Scott-Rodino Act shall be borne and paid by one half by Parent and one half by the Company.

     7.4  Pooling Accounting Treatment.  Each of Parent and the Company agrees
          ----------------------------
not to take any action that to its knowledge could reasonably be expected to adversely affect the ability of Parent to treat the Merger as a pooling of interests, and each of Parent and the Company agrees to take such action as may be reasonably required to negate the impact of any past actions which to its knowledge could reasonably be expected to adversely impact the ability of Parent to treat the Merger as a pooling of interests.


SECTION 8.  CONDITIONS.

     8.1  Conditions to the Obligations of  the Parties.  The obligations of
          ---------------------------------------------
each party hereto to consummate this Agreement and the transactions contemplated hereby are subject to the fulfillment, prior to or at the Closing, of the following conditions:

          (a) Stockholder Approval.  This Agreement and the Merger shall have
              --------------------
been approved and adopted by the affirmative vote of at least such percentage of the Company's outstanding shares of capital stock (including any class vote) as is required by law and by the Company Certificate of Incorporation.

          (b) No Injunctions or Restraints; Illegality.  No statute, rule,
              ----------------------------------------
regulation, executive order, decree, ruling, temporary restraining order, preliminary or permanent injunction or other order shall have been enacted, entered, promulgated, enforced or issued by any court or governmental authority of competent jurisdiction or shall otherwise be in effect that prohibits, restrains, enjoins or restricts the consummation of the Merger.

          (c) Hart-Scott-Rodino.  All required filings under the Hart-Scott-
              -----------------
Rodino Act shall have been completed and all applicable time limitations under such Act shall have expired without a request for further information by the relevant federal authorities under such Act, or in the event of such a request for further information, the expiration of all applicable time limitations under the Act shall have occurred without the objection of such federal authorities.

          (d) Registration Statement.  The Registration Statement shall have
              ----------------------
become effective under the Securities Act and no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been initiated or threatened by the SEC.

          (e) Listing of Parent Common Stock.  The shares of Parent Common Stock
              ------------------------------
which shall be issued to the Stockholders upon the consummation of the Merger shall have been authorized for listing and/or trading on the New York Stock Exchange, subject to official notice of issuance.

          (f) Escrow Agreement.  The Escrow Agreement shall have been executed
              ----------------
and delivered by the parties thereto.

     8.2  Conditions to the Obligations of Parent and Sub.  The obligation of
          -----------------------------------------------
Parent and Sub to consummate this Agreement and the transactions contemplated hereby are subject to the fulfillment, prior to or at the Closing, of the following conditions precedent:

          (a) Representations; Warranties; Covenants.  Each of the
              --------------------------------------
representations and warranties of the Company contained in Section 2 shall be true and correct in all material respects (except for such representations and warranties that are qualified by their terms as to materiality, which representations and warranties as so qualified shall be true in all respects) as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing; and the Company and the Principal Stockholder shall, on or before the Closing, have performed in all material respects all of their obligations hereunder which by the terms hereof are to be performed on or before the Closing.

          (b) No Material Change.  There shall have been no material adverse
              ------------------
change in the financial condition, properties, assets, liabilities, business or operations of the Company since the date hereof, whether or not in the ordinary course of business.

          (c) Certificate from Officers.  The Company shall have delivered to
              -------------------------
Parent a certificate of the Company's President and Chief Financial Officer dated as of the Closing to the effect that the statements set forth in paragraph
(a) and (b) above in this Section 8.2 are true and correct.

          (d) Approval of Parent's Counsel.  All actions, proceedings,
              ----------------------------
instruments and documents required to carry out this Agreement and the transactions contemplated hereby and all related legal matters contemplated by this Agreement shall have been approved by Goodwin, Procter & Hoar LLP as counsel for Parent, and such counsel shall have received on behalf of Parent such other certificates, opinions, and documents in form satisfactory to such counsel, as Parent may reasonably require from the Company and the Principal Stockholder to evidence compliance with the terms and conditions hereof as of the Closing.

          (e) Opinion of Counsel.  On the Closing Date, Parent shall have
              ------------------
received from White & McDermott, P.C., counsel for the Company and the Principal Stockholder, an opinion as of said date, in form attached hereto as Exhibit F.
                                                                    ---------

          (f)  [Intentionally Omitted]

          (g) Pooling of Interests.  Parent shall have received a letter, in
              --------------------
form and substance satisfactory to it, from Price Waterhouse LLP addressed to Parent, to the effect that the Merger will qualify for pooling of interests accounting treatment.

          (h) Consents.  The Company and the Stockholders shall have made all
              --------
filings with and notifications of governmental authorities, regulatory agencies and other entities required to be made by the Company and the Stockholders in connection with the execution and delivery of this Agreement, the performance of the transactions contemplated hereby and the continued operation of the business of the Company by Parent subsequent to the Closing, except where the failure to make such filings and notifications would not, either individually or in the aggregate, materially and adversely affect the consummation of the transactions contemplated hereby or have a Material Adverse Effect on the Company. The Company, the Stockholders and Parent shall have received all authorizations, waivers, consents and permits, in form and substance reasonably satisfactory to Parent, including any and all notices, consents and waivers required by the terms of any securities that are convertible or exercisable into Common Stock, from all third parties, including, without limitation, applicable governmental authorities, regulatory agencies, lessors, lenders and contract parties, required to permit the continuation of the business of the Company and the consummation of the transactions contemplated by this Agreement, and to avoid a breach, default, termination, acceleration or modification of any indenture, loan or credit agreement or any other material agreement, contract, instrument, mortgage, lien, lease, permit, authorization, order, writ, judgment, injunction, decree, determination or arbitration award as a result of, or in connection with, the execution and performance of this Agreement except where the failure to have so received such authorizations, waivers, consents and permits would not, either individually or in the aggregate, materially and adversely affect the consummation of the transactions contemplated hereby or have a Material Adverse Effect on the Company.

          (i) Non-Competition Agreements.  Robert P. Bennett shall have executed
              --------------------------
and delivered to Parent a Non-Competition Agreement in substantially the form attached hereto as Exhibit G.
                   ---------

          (j) Merger Certificate.  The Company shall have executed and delivered
              ------------------
the Merger Certificate referred to in Section 1.3 hereof.

          (k) Comfort Letter.  Parent shall have received letters, dated as of
              --------------
the date the Registration Statement is declared effective and as of the Closing Date, from Price Waterhouse LLP, relating to the financial statements and other financial data with respect to the Company included in the Proxy Statement and Registration Statement and such other matters as may be reasonably requested by Parent.

          (l) Resignations.  The Company shall have delivered to Parent the
              ------------
resignations of all of the Directors of the Company and of such officers of the Company as may be requested by Parent at least five days prior to the Closing, such resignations to be effective at the Closing.

          (m) Releases.  The Company shall have delivered to Parent general
              --------
releases signed by Robert P. Bennett, GECC, Eastech II, Eastech III and each Stockholder who is an officer or director of the Company in the form attached hereto as Exhibit H.
          ---------

          (n) Dissenting Stockholders.  The aggregate number of shares of the
              -----------------------
Common Stock owned by Stockholders who have perfected and not abandoned dissenters' rights of appraisal (consistent with the terms of Section 1.12 hereof) shall not constitute more than ten percent (10%) of the shares of the Common Stock, Senior Stock or Series A Stock, in each case outstanding immediately prior to the Effective Time.

          (o) Affiliate Letters.  Parent shall have received the executed
              -----------------
Affiliate Letters required by Section 7.2(a) hereof.

          (p) Consents and Estoppels.  Parent shall have received consents from
              ----------------------
each of the lessors (the "Lessors") of each Leased Real Property described in
                          -------
paragraphs 1 and 2 of Schedule 2.6(a) hereto to the Merger and the transactions
                      ---------------
contemplated thereby. Parent shall also have received estoppel certificates addressed to Parent from the Lessors, dated within 15 days of the Closing Date, in a form reasonably satisfactory to Parent.

          (q) Termination of Certain Agreements. Each of the agreements listed
              ---------------------------------
on Exhibit I hereto shall have been terminated on terms satisfactory to Parent.
   ---------

     8.3  Conditions to Obligations of the Company.  The obligation of the
          ----------------------------------------
Company to consummate this Agreement and the transactions contemplated hereby is subject to the fulfillment, prior to or at the Closing, of the following conditions precedent:

          (a) Representations; Warranties; Covenants.  Each of the
              --------------------------------------
representations and warranties of Parent contained in Section 5 shall be true and correct in all material respects (except for such representations and warranties that are qualified by their terms as to materiality, which representations and warranties as so qualified shall be true in all respects) as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing; and Parent shall, on or before the Closing, have performed in all material respects all of its obligations hereunder which by the terms hereof are to be performed on or before the Closing.

          (b) No Material Change.  There shall have been no material adverse
              ------------------
change in the financial condition, properties, assets, liabilities, business or operations of Parent and its Subsidiaries taken as a whole since the date hereof, whether or not in the ordinary course of business, provided that no decrease in the reported price of Parent Common Stock shall in any event constitute a material adverse change.

          (c) Certificate from Officers.  Parent shall have delivered to the
              -------------------------
Company a certificate of Parent's President and Chief Financial Officer dated as of the Closing to the effect that the statements set forth in paragraph (a) and
(b) above in this Section 8.3 are true and correct.

          (d) Approval of the Company's Counsel.  All actions, proceedings,
              ---------------------------------
instruments and documents required to carry out this Agreement and the transactions contemplated hereby and all related legal matters contemplated by this agreement shall have been approved by White & McDermott, P.C., as counsel for the Company and the Principal Stockholders, and such counsel shall have received on behalf of the Company and the Principal Stockholders such other certificates, opinions and documents in form satisfactory to such counsel as the Company may reasonably require from Parent to evidence compliance with the terms and conditions hereof as of the Closing.

          (e) Opinion of Counsel.  On the Closing Date, the Company and the
              ------------------
Stockholders shall have received from Goodwin, Procter & Hoar LLP, counsel for Parent, an opinion as of said date, in form attached hereto as Exhibit J.
                                                               ---------

          (f) Pooling of Interests.  The Company shall have received a letter,
              --------------------
in form and substance satisfactory to it, from Price Waterhouse LLP addressed to Parent, to the effect that the Merger will qualify for pooling of interests accounting treatment.

          (g) Registration Rights.  Parent, Robert P. Bennett, GECC, Eastech
              -------------------
II and Eastech III shall have entered into the Registration Rights Agreement.

SECTION 9.  TERMINATION OF AGREEMENT; RIGHTS TO PROCEED.

     9.1  Termination.  At any time prior to the Closing, this Agreement may
          -----------
be terminated as follows:

          (a) by mutual written consent of all of the parties to this Agreement;

          (b) by the Company, provided that neither the Company nor any of the Principal Stockholders is in material breach of this Agreement, (i) if Parent is in material breach of this Agreement and such breach shall remain uncured for a period of ten (10) business days after the Company shall have given written notice of such breach to Parent, or (ii) if Parent shall have explicitly or by conduct repudiated this Agreement and such repudiation shall have remained uncured for a period of ten (10) business days after the Company shall have given written notice thereof to Parent, or (iii) if by April 30, 1998, any of the conditions in Section 8.1 or Section 8.3 shall not have been satisfied, complied with or performed in all material respects (unless such failure of satisfaction, noncompliance or nonperformance is the result directly or indirectly of any action or failure to act on the part of the Company or any Principal Stockholder) and the Company shall not have waived such failure of satisfaction, noncompliance or nonperformance; or

          (c) by Parent, provided that Parent is not in material breach of this Agreement, (i) if the Company or any Principal Stockholder is in material breach of this Agreement and such breach shall remain uncured for a period of ten (10) business days after Parent shall have given written notice of such breach to the Company and, if applicable, such Stockholder, (ii) if the Company or any
        ---
Principal Stockholder shall have explicitly or by conduct repudiated this Agreement and such repudiation shall have remained uncured for a period of ten
(10) business days after Parent shall have given written notice thereof to the Company, or (iii) if by April 30, 1998, any of the conditions in Section 8.1 or
Section 8.2 shall not have been satisfied, complied with or performed in all material respects (unless such failure of satisfaction, noncompliance or nonperformance is the result directly or indirectly of any action or failure to act on the part of Parent) and Parent shall not have waived such failure of satisfaction, noncompliance or nonperformance.

     9.2  Effect of Termination.  All obligations of the parties hereunder
          ---------------------
shall cease upon any termination pursuant to Section 9.1; provided, however,
                                                          -----------------
that (i) the provisions of this Section 9, Section 4.8, Section 6.2, Section
11.2 and Section 11.10 hereof shall survive any termination of this Agreement;
(ii) nothing herein shall relieve any party from any liability for any material breach of this Agreement and (iii) any party may proceed as further set forth in
Section 9.3 below.

     9.3  Right to Proceed.  Anything in this Agreement to the contrary
          ----------------
notwithstanding, (i) if any of the conditions specified in Section 8.1 or
Section 8.2 hereof have not been satisfied, Parent shall have the right to proceed with the transactions contemplated hereby without waiving any of its rights hereunder, and (ii) if any of the conditions specified in Section 8.1 or
Section 8.3 hereof have not been satisfied, the Company and the Principal Stockholders shall have the right to proceed with the transactions contemplated hereby without waiving any of their rights hereunder.

SECTION 10.   INDEMNIFICATION.

     10.1 Survival. Notwithstanding any right of any party to investigate
          --------
fully the affairs of the other party and notwithstanding any knowledge of facts determined or determinable by such party pursuant to such investigation or right of investigation, each party has the right to rely fully upon the representations, warranties, covenants and agreements of each other party in this Agreement or in any certificate, financial statement or other document delivered by any party pursuant hereto. All such representations, warranties, covenants and agreements shall survive the execution and delivery hereof and the Closing hereunder, subject to the limitations set forth in Sections 10.3 and 10.5.

     10.2 Obligation of the Stockholders to Indemnify.  Subsequent to the
          -------------------------------------------
Effective Time, the Stockholders shall jointly and severally indemnify and hold harmless Parent and the Surviving Corporation (and their respective directors, officers, employees, agents, affiliates and assigns) from and against all losses, liabilities, damages, deficiencies, costs or expenses, including interest and penalties imposed or assessed by any judicial or administrative body and reasonable attorneys' fees, whether or not arising out of third-party claims and including all amounts paid in investigation, defense or settlement of the foregoing pursuant to this Section 10 ("Losses") based upon, arising out of
                                            ------
or otherwise in respect of (a) any breach of any representation, warranty or covenant of the Company and/or the Principal Stockholder under this Agreement or in any certificate, schedule or exhibit delivered pursuant hereto, or by reason of any claim, action or proceeding asserted or instituted growing out of any matter or thing constituting a breach of such representations, warranties or covenants and (b) any liability or obligation of or loss by the Company for or with respect to (i) social security taxes for the year ended December 31, 1994;
(ii) Pennsylvania state taxes in excess of $2,000 in the aggregate for the years ended December 31, 1989, 1990, 1991, 1992 and 1993 and (iii) the failure of the Company to file any Annual Reports on Form 5500 with respect to any Employee Program.

     10.3 Limitations on Indemnification by Stockholders.  Notwithstanding
          ----------------------------------------------
the foregoing, the rights to indemnification under Section 10.2 shall be subject to the following:

          (a) No indemnification shall be payable with respect to claims asserted pursuant to Section 10.2(a) unless and until the amount of all claims for indemnification under such Section exceeds $300,000 in the aggregate, whereupon the full amount of such claims shall be recoverable in accordance with the terms hereof. For purposes of the preceding sentence, breaches of representations and warranties shall be determined without references to any qualifications in such representations or warranties using the words "material," "materiality" or words of similar import.

          (b) No indemnification shall be payable with respect to claims asserted pursuant to Sections 10.2(a) or (b) after the earlier of (i) the first anniversary of the Closing Date or (ii) the date of issuance of the first audited financial statements of Parent for the fiscal year ending December 31, 1998 (such earlier date, the "Expiration Date"); provided, however, that if on
                              ---------------    --------  -------
or prior to the Expiration Date a specific state of facts shall have become known which may, in the good faith judgment of Parent, give rise to a claim for indemnification under Sections 10.2(a) or (b) and Parent shall have given written notice (a "Contingent Claim Notice") to the Escrow Agent of such facts
                   -----------------------
known by Parent at such time, then the right to indemnification with respect to such claim shall remain in effect without regard to when such matter shall be finally determined and disposed of.

          (c) All indemnification claims asserted under Section 10.2(a) and (b) shall be satisfied solely from the shares of Parent Common Stock held in escrow pursuant to the Escrow Agreement, provided that claims asserted under Section 10.2(a) which involve a fraudulent or intentional misrepresentation made by the Company to Parent or an intentional breach of this Agreement by the Company or the Principal Stockholder may also be satisfied from the Principal Stockholder.

          (d) The limitations of Sections 10.3(a) and (b) shall not apply in the case of a fraudulent or intentional misrepresentation made by the Company to Parent or an intentional breach of this Agreement by the Company or the Principal Stockholder, and the limitations of Section 10.3(a) shall not apply in the case of claims asserted under Section 10.2(b).

     10.4 Indemnification by Parent.  Parent agrees to indemnify and hold the
          -------------------------
Stockholders harmless from
and against all Losses based upon, arising out of or otherwise in respect of any inaccuracy in, or breach of, any representation, warranty or covenant of Parent contained herein or in any certificate delivered pursuant hereto, or by reason of any claim, action or proceeding asserted or instituted growing out of any matter or thing constituting a breach of such representations, warranties or covenants .

     10.5 Limitation on Indemnification by Parent.  Notwithstanding the
          ---------------------------------------
foregoing, the Stockholders' right to indemnification under Section 10.4 shall be subject to the following provisions:

          (a) No indemnification shall be payable with respect to claims asserted pursuant to Section 10.4, unless and until the total of all claims for indemnification under such Section shall exceed $300,000 in the aggregate, whereupon the full amount of such claims shall be recoverable in accordance with the terms hereof. For purposes of the preceding sentence, breaches of representations and warranties shall be determined without references to any qualifications in such representations or warranties using the words "material," "materiality" or words of similar import.

          (b) No indemnification shall be payable to the Stockholders with respect to claims asserted pursuant to Section 10.4 above after the Expiration Date; provided, however, that if on or prior to the Expiration Date a specific
      --------  -------
state of facts shall have become known which may, in the good faith judgment of the Stockholders, give rise to a claim for indemnification under Section 10.4 and the Stockholders shall have given written notice thereof to Parent of such facts known by the Stockholders at such time, then the right to indemnification with respect to such claim shall remain in effect without regard to when such matter shall be finally determined and disposed of.

          (c) Parent shall not be liable for any amount in excess of $2,500,000.

          (d) The limitations of Sections 10.5(a), (b) and (c) shall not apply in the case of a fraudulent or intentional misrepresentation made by Parent to the Company or the Principal Stockholder or an intentional breach of this Agreement by Parent.

     10.6 Notice; Defense of Claims.  An indemnified party may make claims
          -------------------------
for indemnification hereunder by giving written notice thereof to the indemnifying party within the period in which indemnification claims can be made hereunder. If indemnification is sought for a claim or liability asserted by a third party, the indemnified party shall also give written notice thereof to the indemnifying party promptly after it receives notice of the claim or liability being asserted, but the failure to do so shall not relieve the indemnifying party from any liability except to the extent that it is prejudiced by the failure or delay in giving such notice. Such notice shall summarize the bases for the claim for indemnification and any claim or liability being asserted by a third party. Within 20 days after receiving such notice the indemnifying party shall give written notice to the indemnified party stating whether it disputes the claim for indemnification and whether it will defend against any third party claim or liability at its own cost and expense. If the indemnifying party fails to give notice that it disputes an indemnification claim within 20 days after receipt of notice thereof, it shall be deemed to have accepted and agreed to the claim, which shall become immediately due and payable. The indemnifying party shall be entitled to direct the defense against a third party claim or liability with counsel selected by it (subject to the consent of the indemnified party, which consent shall not be unreasonably withheld or delayed) as long as the indemnifying party is conducting a good faith and diligent defense. The indemnified party shall at all times have the right to fully participate in the defense of a third party claim or liability at its own expense directly or through counsel; provided, however, that if the named parties to the action or
                 --------  -------
proceeding include both the indemnifying party and the indemnified party and the indemnified party is advised by counsel that representation of both parties by the same counsel would be inappropriate under applicable standards of professional conduct, the indemnified party may engage separate counsel at the expense of the indemnifying party. If no such notice of intent to dispute and defend a third party claim or liability is given by the indemnifying party, or if such good faith and diligent defense is not being or ceases to be conducted by the indemnifying party, the indemnified party shall have the right, at the expense of the indemnifying party, to undertake the defense of such claim or liability (with counsel selected by the indemnified party), and to compromise or settle it, exercising reasonable business judgment. If the third party claim or liability is one that by its nature cannot be defended solely by the indemnifying party, then the indemnified party shall make available such information and assistance as the indemnifying party may reasonably request and shall cooperate with the indemnifying party in such defense, at the expense of the indemnifying party.

     10.7   Sole Remedy.  From and after the Closing, the sole and exclusive
            -----------
remedy of the parties hereto with respect to any and all claims relating to this Agreement and the transactions contemplated hereby (excluding covenants to be performed after the Closing Date) shall be the indemnification provisions set forth in this Section 10. In determining Losses hereunder, due account shall be taken of all relevant factors, including, without limitation, the net present value of (i) any insurance proceeds (net of any negative tax effects) and (ii) any deduction, credit, amortization, exclusion from income or other tax benefit realized by the indemnified party on the account of any Loss.


SECTION 11. MISCELLANEOUS.

     11.1   Alternative Structure.  Notwithstanding anything to the contrary
            ---------------------
contained in this Agreement, prior the Effective Time, Parent shall be entitled to revise the structure of the Merger and related transactions provided that each of the transactions describing such revised structure shall (i) fully qualify as, or fully be treated as part of, one or more tax free reorganizations within the meaning of Section 368(a) of the Code, and not subject any of the Stockholders of the Company to adverse tax consequences or change the amount of consideration to be received by such stockholders, (ii) be properly treated for financial reporting purposes as a pooling of interests, (iii) be capable of consummation in as timely a manner as the structure contemplated herein and (iv) not otherwise be prejudicial to the interests of stockholders or employees of the Company. This Agreement and any related documents shall be appropriately amended in order to reflect any such revised structure.

     11.2   Fees and Expenses.  Except as otherwise provided herein, whether or
            -----------------
not the transactions herein contemplated shall be consummated, each party hereto will pay its own fees, expenses and disbursements and those of its agents, representatives, accountants and counsel incurred in connection with the subject matter of this Agreement and any amendments hereto, including all costs and expenses incurred in the performance and compliance with all conditions to be performed by it under this Agreement. Notwithstanding the foregoing, if the transactions contemplated hereby are consummated, the Stockholders shall pay all of such fees and expenses incurred by them and all of such fees and expenses incurred by the Company and no such fees or expenses shall be paid for or reflected in any account of the Company; provided that the Company will pay the reasonable fees and expenses of White & McDermott, P.C. up to $125,000.

     11.3   Governing Law.  This Agreement shall be construed under and
            -------------
governed by the internal laws of The Commonwealth of Massachusetts without regard to its conflict of laws provisions; provided that the DGCL shall govern the provisions of this Agreement relating to the effectuation of the Merger.

     11.4   Notices.  Any notice, request, demand or other communication
            -------
required or permitted hereunder shall be in writing and shall be deemed to have been given if delivered or sent by facsimile transmission, upon receipt, or if sent by registered or certified mail, upon the sooner of the date on which receipt is acknowledged or the expiration of five days after deposit in United States post office facilities properly addressed with postage prepaid. All notices to a party will be sent to the addresses set forth below or to such other address or person as such party may designate by notice to each other party hereunder:

TO PARENT:                       Mac-Gray Corporation
---------                        22 Water Street
                                 Cambridge, MA 02141
                                 Fax:  (617) 492-5386
                                 Attn:  Chief Executive Officer


With a copy to:                  Goodwin, Procter & Hoar  LLP
                                 Exchange Place
                                 Boston, MA  02109
                                 Fax: (617) 523-1231
                                 Attn: Stuart M. Cable, Esq.


TO COMPANY:                      Intirion Corporation
----------                       10 Walpole Park South
                                 Walpole, MA  02081
                                 Fax:  (508) 660-9242
                                 Attn:  Chief Executive Officer

With a copy to:                  White & McDermott, P.C.
                                 65 William Street, Suite 209
                                 Wellesley, MA  02181
                                 Fax:  (781) 237-8120
                                 Attn:    David A. White, Esq.
                                          Scott McDermott, Esq.

TO THE PRINCIPAL STOCKHOLDER:    Robert P. Bennett
----------------------------     Intirion Corporation
                                 Ten Walpole Park South
                                 Walpole, MA 02081
                                 Fax: (508) 660-9242

With a copy to:                  White & McDermott, P.C.
                                 65 William Street, Suite 209
                                 Wellesley, MA  02181
                                 Fax:  (781) 237-8120
                                 Attn:    David A. White, Esq.
                                          Scott McDermott, Esq.


Any notice given hereunder may be given on behalf of any party by his counsel or other authorized representatives.

     11.5  Entire Agreement.  This Agreement, including the Schedules and
           ----------------
Exhibits referred to herein and the other writings specifically identified herein or contemplated hereby, is complete, reflects the entire agreement of the parties with respect to its subject matter, and supersedes all previous written or oral negotiations, commitments and writings.

     11.6  Assignability; Binding Effect.  This Agreement shall only be
           -----------------------------
assignable by Parent to a corporation or partnership controlling, controlled by or under common control with Parent upon written notice to the Company and the Principal Stockholder, provided that such assignment shall not affect Parent's obligations under this Agreement. This Agreement may not be assigned by the Principal Stockholder or the Company without the prior written consent of Parent. This Agreement shall be binding upon and enforceable by, and shall inure to the benefit of, the parties hereto and their respective successors and permitted assigns.

     11.7  Captions and Gender.  The captions in this Agreement are for
           -------------------
convenience only and shall not affect the construction or interpretation of any term or provision hereof. The use in this Agreement of the masculine pronoun in reference to a party hereto shall be deemed to include the feminine or neuter, as the context may require.

     11.8  Execution in Counterparts.  For the convenience of the parties and
           -------------------------
to facilitate execution, this Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same document.

     11.9  Amendments.  This Agreement may not be amended or modified, nor may
           ----------
compliance with any condition or covenant set forth herein be waived, except by a writing duly and validly executed by each party hereto, or in the case of a waiver, the party waiving compliance.

     11.10 Publicity and Disclosures.  Except as contemplated by Sections 6.2
           -------------------------
and 7.1 of this Agreement, no press releases or public disclosure, either written or oral, of the transactions contemplated by this Agreement, shall be made by a party to this Agreement without the prior knowledge and written consent of Parent and the Company.

     11.11 Consent to Jurisdiction.  Each of the parties hereby consents to
           -----------------------
personal jurisdiction, service of process and venue in the federal or state courts of Massachusetts for any claim, suit or proceeding arising under this Agreement, or in the case of a third party claim subject to indemnification hereunder, in the court where such claim is brought.

     11.12 Specific Performance.  The parties agree that it would be
           --------------------
difficult to measure damages which might result from a breach of this Agreement by the Company or the Principal Stockholder and that money damages would be an inadequate remedy for such a breach. Accordingly, if there is a breach or proposed breach of any provision of this Agreement by the Company or the Principal Stockholder, and Parent does not elect to terminate under Section 9, Parent shall be entitled, in addition to any other remedies which it may have, to an injunction or other appropriate equitable relief to restrain such breach without having to show or prove actual damage to Parent.

     11.13 Company's Knowledge.  References in this Agreement, to "the Company's
           -------------------
knowledge," "the knowledge of the Company" or words of similar import shall mean
(a) the collective actual knowledge of Robert P. Bennett, David Wilcox, Karen Martinson Fleming and Rosellyn Sullivan and (b) such knowledge as such persons would have had after reasonable investigation.

                 [Remainder of page left intentionally blank]

     IN WITNESS WHEREOF the parties hereto have caused this Agreement to be executed as of the date set forth above by their duly authorized representatives.


                                    MAC-GRAY CORPORATION


                                    By: /s/ Stewart G. MacDonald
                                       -------------------------
                                       Name: Stewart G. MacDonald
                                       Title: President


                                    MI ACQUISITION CORP.


                                    By:  /s/ Stewart G. MacDonald
                                       --------------------------
                                       Name: Stewart G. MacDonald
                                       Title: President


                                    INTIRION CORPORATION


                                    By:  /s/ Robert P. Bennett
                                       -----------------------
                                       Name: Robert P. Bennett
                                       Title: President


                                    /s/ Robert P. Bennett
                                    ---------------------
                                    ROBERT P. BENNETT, individually

                        List of Exhibits and Schedules
                        ------------------------------

Exhibit  A:    List of Stockholders, Warrantholders and Optionholders
         B:    Escrow Agreement
         C:    Affiliate Letter
         D:    Registration Rights Agreement
         E-1:  Voting Agreement
         E-2:  GECC Voting Agreement
         F:    Opinion of White & McDermott, P.C.
         G:    Non-Compete Agreement
         H:    General Release
         I:    Agreements to be Terminated
         J:    Opinion of Goodwin, Procter & Hoar LLP

Schedule  2.3     Warrants and Options; Voting Agreements, etc.
          2.6(a)  Real Property
          2.6(b)  Personal Property
          2.7     Financial Statements
          2.8     Tax Disclosures
          2.9     Affiliated Accounts Receivable
          2.10    Inventories
          2.11    Absence of Changes
          2.13    Banking Arrangements
          2.14    Intellectual Property
          2.15    Contracts, etc.
          2.16    Litigation
          2.17    Compliance with Laws
          2.18    Insurance
          2.19    Warranty Claims
          2.22    Permits, Burdensome Agreements
          2.24    Transactions with Interested Persons
          2.25    Employee Benefit Programs
          2.26    Environmental Matters
          2.27    Officers and Directors
          2.28    Net Operating Losses
          2.30    Backlog
          2.31    Labor Matters
          2.32(a) Customers and Distributors
          2.32(b) Suppliers
          2.34    Stock Repurchase
          2.37    Government Contracts
          4.2     Conduct of Business
          5.3     Outstanding Options, Warrants, Rights, etc.